Filed pursuant to Rule 433(d). Registration Statement No. 333-140279-01

SoundView Home Loan Trust 2007-OPT5

Marketing Materials

$239,578,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Originator and Servicer

 Sole Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet Date Prepared: October 4, 2007

$239,578,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2007-OPT5

			Pymt Window
	Principal	WAL (yr) (Years)	(Mths) Call/Mat(2)	Expected Rating	Assumed Final	Initial Credit	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	CallWindow(3)*	(Moody’s/S&P)	Distribution Date	Enhancement	Type
I-A-1	$552,167,000	Not Offered Hereby		Aaa/AAA	October 2037	25.60%	Fltg Rate Group I Senior
II-A-1	$69,227,000			Aaa/AAA	October 2037	25.60%	Fltg Rate Group II Senior
II-A-2	$114,473,000	3.00 / 3.00	21-78 / 21-78	Aaa/AAA	October 2037	25.60%	Fltg Rate Group II Senior
II-A-3	$27,163,000	8.74 / 10.31	78-119 / 78-259	Aaa/AAA	October 2037	25.60%	Fltg Rate Group II Senior
X-1(5)	Notional	N/A	N/A	Aaa/AAA	October 2037	25.60%	Group I Senior IO
X-2(6)	Notional	N/A	N/A	Aaa/AAA	October 2037	25.60%	Group II Senior IO
X-3(7)	Notional	N/A	N/A	Aaa/AAA	October 2037	25.60%	Group II Senior IO
M-1	$26,152,000	6.45 / 7.28	38-119 / 38-253	Aa1/AA+	October 2037	23.05%	Fltg Rate Subordinate
M-2	$25,639,000	6.45 / 7.26	38-119 / 38-242	Aa2/AA	October 2037	20.55%	Fltg Rate Subordinate
M-3	$46,151,000	6.45 / 7.23	38-119 / 38-234	Aa3/AA-	October 2037	16.05%	Fltg Rate Subordinate
M-4	$16,922,000	Not Offered Hereby		A1/A+	October 2037	14.40%	Fltg Rate Subordinate
M-5	$18,973,000			A2/A	October 2037	12.55%	Fltg Rate Subordinate
M-6	$14,358,000			A3/A-	October 2037	11.15%	Fltg Rate Subordinate
M-7	$12,307,000			Baa1/BBB+	October 2037	9.95%	Fltg Rate Subordinate
M-8	$11,281,000			Baa2/BBB	October 2037	8.85%	Fltg Rate Subordinate
M-9	$15,384,000			Baa3/BBB-	October 2037	7.35%	Fltg Rate Subordinate
Total:	$950,197,000

(1)
The Class I-A-1 and Class X-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class II-A-1, Class II-A-2, Class II-A-3 and Class X-2 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.   The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call.  The margins on the Class I-A-1, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.
(5)
The Class X-1 Certificates will have a notional amount equal to the aggregate principal balance of the Class I-A-1Certificates for the related Distribution Date (prior to giving effect to any distributions on such Distribution Date).  The interest rate on the Class X-1 Certificates on any Distribution Date will be [ ]%.

(6)
The Class X-2 Certificates will have a notional amount equal to the aggregate component principal balance of the Class X-2 Components for the related Distribution Date (prior to giving effect to any distributions on such Distribution Date).  The interest rate on the Class X-2 Certificates on any Distribution Date will be equal to the weighted average (weighted based on the component principal balance of the respective Class X-2 Component) of the related Class X-2 Component Margins.

(7)
The Class X-3 Certificates will have a notional amount equal to the aggregate component principal balance of the Class X-3 Components for the related Distribution Date (prior to giving effect to any distributions on such Distribution Date).  The interest rate on the Class X-3 Certificates on any Distribution Date will be equal to the weighted average (weighted based on the component principal balance of the respective Class X-3 Component) of the related Class X-3 Component Margins.

 Depositor:                                    Financial Asset Securities Corp.

Originator and
Servicer:                                        Option One Mortgage Corporation (“Option One”).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Custodian, Trustee and Swap
Administrator:                             Wells Fargo Bank, N.A.

Credit Risk Manager:                Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Interest Rate Cap Provider:	TBD.

Basis Risk Cap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”), the Class II-A-1, Class II-A-2, Class II-A-3 Certificates (collectively, the “Group II Certificates”) and the Class X-1, Class X-2 and Class X-3 Certificates are referred to herein as the “Senior Certificates.”  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.”  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, October 1, 2007.

Expected Pricing Date:              On or about the week of October [10], 2007.

Expected Closing Date:             On or about October 30, 2007.

Expected Settlement Date:        On or about October 30, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in November 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	It is expected that the Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Credit Risk Management
Fee:	[0.0125]% per annum.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Servicer Termination Event:
In addition to the events described in the Pooling and Servicing Agreement, the Servicer may be terminated at the discretion of the Class C Certificate holder, if: (i) a merger or  consolidation or any other change of control of the Servicer to any entity other than Cerberus Capital Management, L.P. and its affiliates, (ii) if the Servicer’s primary subprime servicer rating by Moody’s falls to “SQ3” or lower, (iii) if the Servicer’s primary subprime servicer rating by Fitch, Inc. (“Fitch”) falls to “RPS3” or lower or (iv) if the Servicer’s primary subprime servicer rating by S&P falls to “Average” or lower, and any such downgrade by Moody’s, Fitch or S&P continues unremedied for a period of thirty (30) days (“Servicer Termination Event”). If the any of the foregoing events occur, then the Residual Holder may appoint a successor servicer, subject to rating agency approval.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Optional Termination”), which may be exercised once the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	100% PPC (100% PPC: 3.00% CPR in month 1, increased by approximately 1.091% each month to 15.00% CPR in month 12, and remaining at 15.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% CPR in month 1, increased by approximately 1.455% each month to 18.00% CPR in month 12, remaining constant at 18.00% CPR through month 23, increasing to 50.00% CPR in month 24 and remaining constant at 50.00% CPR until month 27 and decreasing to 25.00% CPR in month 28 and remaining constant at 25.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,025,576,924, of which: (i) approximately $742,159,008 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $283,417,917 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Pass-Through Rate:
The “Pass-Through Rate” on each Class of Certificates (other than the Class X-1, Class X-2 and Class X-3 Certificates) will be equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

The “Pass-Through Rate” on any Distribution Date for the Class X-1 Certificates will be equal to [ ]%.

The “Pass-Through Rate” on any Distribution Date for the Class X-2 Certificates will be equal to the weighted average (weighted based on the component principal balance of the respective Class X-2 Component) of the related Class X-2 Component Margins for the related Distribution Date. Each of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will have a related “Class X-2 Component” whose notional balance is equal to the certificate principal balance of the corresponding certificate on the day immediately prior to such Distribution Date. The Pass-Through Rate on any Distribution Date with respect to the Class X-2 Components will equal the fixed rate set forth below for such Distribution Date.

Class X-2 Components	Coupon
Class II-A-1 Component	[ ]%
Class II-A-2 Component	[ ]%
Class II-A-3 Component	[ ]%

The “Pass-Through Rate” on any Distribution Date for the Class X-3 Certificates will be equal to the weighted average (weighted based on the component principal balance of the respective Class X-3 Component) of the related Class X-3 Component Margins for the related Distribution Date. Each of the Class M-1 and Class M-2 Certificates will have a related “Class X-3 Component” whose notional balance is equal to the certificate principal balance of the corresponding certificate on the day immediately prior to such Distribution Date. The Pass-Through Rate on any Distribution Date with respect to the Class X-3 Components will equal the fixed rate set forth below for such Distribution Date.

Class X-3 Components	Coupon
Class M-1 Component	[ ]%
Class M-2 Component	[ ]%

Formula Rate:
The “Formula Rate” on each Class of Certificates (other than the Class X-1, Class X-2 and Classs X-3 Certificates) will be equal to the lesser of (i) One-Month LIBOR plus the margin for such Class and (ii) the related Maximum Cap Rate.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Management Fee Rate.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the mortgage rate in the case of the fixed rate Mortgage Loans) less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Management Fee Rate.

Net WAC Rate:	The “Net WAC Rate” for any Distribution Date and:

(1) the Group I Certificates,  is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (weighted based on the principal balance of each Group I Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and  (iii) the Class X-1 Pass-Through Rate;

(2) the Group II Certificates,  is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (weighted based on the principal balance of each Group II Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and  (iii) the Class X-2 Pass-Through Rate;

(3) the Subordinate Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate for the Group I Certificates (without regard to clause (iii)) and (ii) the Net WAC Rate for the Group II Certificates (without regard to clause (iii)), minus (with respect to the Class M-1 and Class M-2 Certificates only) the Class X-3 Pass-Through Rate.

Maximum Cap Rate:	The “Maximum Cap Rate” for any Distribution Date and:

(1) the  Group I Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Group I Mortgage Loans and (b) 12 (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (iii) the Class X-1 Pass-Through Rate;

(2) the  Group II Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Group II Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (iii) the Class X-2 Pass-Through Rate.

(3) the Subordinate Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate for the Group I Certificates (without regard to clause (iii)) and (ii) the Net WAC Rate for the Group II Certificates (without regard to clause (iii)), minus (with respect to the Class M-1 and Class M-2 Certificates only) the Class X-3 Pass-Through Rate.

Net WAC Rate
Carryover Amount:
The “Net WAC Rate Carryover Amount” for any Class of Certificates (other than the Class X-1, Class X-2 and Class X-3 Certificates)  and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Offered Certificates will have the benefit of payments received under the Swap Agreement and the Interest Rate Cap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in August 2008 and ending with the Distribution Date in October 2012, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [4.950]% per annum, (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.   Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date.  Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full.  In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein.  On each Distribution Date, commencing on September 2008, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Interest Rate Cap Agreement will terminate following the Distribution Date in October 2012.

Basis Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates.  On each Distribution Date commencing on December 2007, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates (other than the Class X-1, Class X-2 and Class X-3 Certificates) on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Basis Risk Cap Agreement will terminate following the Distribution Date in July 2008.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates.  On the Closing Date, the Overcollateralization Amount will be equal to approximately [7.35]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately [7.35]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately [14.70]% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i)    the Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero; and
(ii)   the later to occur of
  (x)   the Distribution Date occurring in November 2010 and
  (y)   the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to [51.20]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure, Mortgage Loans which are the subject of a modification within the past twelve months prior to such Distribution Date, Mortgage Loans which have been repurchased within the past twelve months prior to such Distribution Date and Mortgage Loans with respect to which the related mortgaged property has been acquired by the issuing entity) exceeds [31.25]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
November 2009 – October 2010	[1.70]% for November 2009, plus 1/12 of [2.15]% thereafter
November 2010 – October 2011	[3.85]% for November 2010, plus 1/12 of [2.25]% thereafter
November 2011 – October 2012	[6.10]% for November 2011, plus 1/12 of [1.85]% thereafter
November 2012 – October 2013	[7.95]% for November 2012, plus 1/12 of [1.05]% thereafter
November 2013 – October 2014	[9.00]% for November 2013, plus 1/12 of [0.15]% thereafter
October 2014 and thereafter	[9.15]%

Expected Credit Support
Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	25.60%	51.20%
Class M-1	23.05%	46.10%
Class M-2	20.55%	41.10%
Class M-3	16.05%	32.10%
Class M-4	14.40%	28.80%
Class M-5	12.55%	25.10%
Class M-6	11.15%	22.30%
Class M-7	9.95%	19.90%
Class M-8	8.85%	17.70%
Class M-9	7.35%	14.70%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first to pay servicing fees and credit risk management fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates and twelfth, monthly interest to the Class M-9 Certificates.

2)
Principal funds, as follows: first to the Swap Account, net swap payments and swap termination payments (other than a swap termination payment resulting from a swap provider trigger event) not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)	Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)	From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)	Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement and the Interest Rate Cap Agreement.

6)
Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates until the certificate principal balance of each such class has been reduced to zero.  In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and then ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least  [51.20]% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least [46.10]% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least [41.10]% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least [32.10]% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [28.80]% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [25.10]% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [22.30]% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [19.90]% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [17.70]% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [14.70]% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, following the distribution of Excess Cashflow any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Interest Rate Cap
Account:	Funds deposited into the Interest Rate Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow and withdrawals from the Swap Account, funds will be deposited into the Interest Rate Cap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Interest Rate Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Total Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,025,576,924	$18,207	$1,468,947
Average Scheduled Principal Balance	$261,961
Number of Mortgage Loans	3,915

Weighted Average Gross Coupon	8.926%	5.750%	13.050%
Weighted Average FICO Score	613	500	808
Weighted Average Combined Original LTV	80.12%	16.03%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	80.15%	16.03%	100.00%
Weighted Average Debt-to-Income	43.31%	1.49%	59.59%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	118 months	359 months
Weighted Average Seasoning	2 months	1 months	18 months

Weighted Average Gross Margin	6.079%	2.500%	7.950%
Weighted Average Minimum Interest Rate	6.114%	2.500%	11.900%
Weighted Average Maximum Interest Rate	15.042%	10.150%	19.050%
Weighted Average Initial Rate Cap	1.515%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.495%	1.000%	1.500%
Weighted Average Months to Roll	39 months	10 months	179 months

Maturity Date		Aug 1 2017	Sep 1 2037
Maximum Zip Code Concentration	0.36%	96706

ARM	70.19%
Fixed Rate	29.81%

15/15 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	5.15%
2/28 6 MO LIBOR 40/30 Balloon	2.71%
2/28 6 MO LIBOR 50/30 Balloon	4.45%
2/28 6 MO LIBOR IO	0.49%
3/12 6 MO LIBOR	0.06%
3/27 6 MO LIBOR	14.36%
3/27 6 MO LIBOR 40/30 Balloon	8.21%
3/27 6 MO LIBOR 50/30 Balloon	14.48%
3/27 6 MO LIBOR IO	0.61%
5/25 6 MO LIBOR	8.12%
5/25 6 MO LIBOR 40/30 Balloon	3.12%
5/25 6 MO LIBOR 50/30 Balloon	8.07%
5/25 6 MO LIBOR IO	0.36%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.43%
Fixed Rate 20 Yr	0.14%
Fixed Rate 30 Yr	16.48%
Fixed Rate 30 Yr IO	0.50%
Fixed Rate 30 Yr Rate Reduction	0.06%
Fixed Rate 40/30 Balloon	5.17%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%
Fixed Rate 50/30 Balloon	7.03%

Interest Only	1.95%
Not Interest Only	98.05%

Prepay Penalty: 0 months	26.34%
Prepay Penalty: 12 months	12.08%
Prepay Penalty: 24 months	39.85%
Prepay Penalty: 30 months	0.23%
Prepay Penalty: 36 months	21.50%

First Lien	99.86%
Second Lien	0.14%

Full Documentation	68.72%
Lite Documentation	7.68%
No Documentation	1.38%
Stated Income Documentation	22.22%

Cash Out Refinance	65.72%
Purchase	20.81%
Rate/Term Refinance	13.48%

2-4 Units Attached	3.50%
2-4 Units Detached	6.08%
Condo Conversion Attached	0.20%
Condo High-Rise Attached	0.41%
Condo Low-Rise Attached	3.57%
PUD Attached	1.17%
PUD Detached	10.90%
Single Family Attached	2.44%
Single Family Detached	71.73%

Non-owner	5.06%
Primary	93.27%
Second Home	1.67%

Top 5 States:
California	23.63%
New York	10.98%
Florida	8.30%
Texas	6.50%
New Jersey	5.21%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	24	853,473.60	0.08%	11.546	337	89.65	687
50,000.01 - 100,000.00	246	20,000,144.88	1.95%	10.755	353	76.54	618
100,000.01 - 150,000.00	727	91,370,757.78	8.91%	10.047	355	78.60	603
150,000.01 - 200,000.00	728	127,527,940.35	12.43%	9.226	357	78.53	602
200,000.01 - 250,000.00	607	136,011,501.91	13.26%	8.940	357	78.88	604
250,000.01 - 300,000.00	428	117,203,048.40	11.43%	8.798	357	79.34	612
300,000.01 - 350,000.00	308	99,784,859.52	9.73%	8.588	357	81.14	613
350,000.01 - 400,000.00	213	79,852,140.49	7.79%	8.505	357	80.31	613
400,000.01 - 450,000.00	143	60,952,062.23	5.94%	8.505	358	81.53	621
450,000.01 - 500,000.00	152	72,347,490.27	7.05%	8.502	358	82.07	621
500,000.01 - 550,000.00	96	50,295,231.24	4.90%	8.825	358	82.87	619
550,000.01 - 600,000.00	77	44,473,271.97	4.34%	8.562	358	83.50	633
600,000.01 - 650,000.00	46	28,507,179.32	2.78%	8.757	358	83.69	620
650,000.01 - 700,000.00	36	24,266,341.01	2.37%	8.946	353	82.95	632
700,000.01 - 750,000.00	25	18,201,717.90	1.77%	8.496	358	81.73	619
750,000.01 - 800,000.00	13	10,108,499.06	0.99%	9.237	358	83.78	638
800,000.01 - 850,000.00	16	13,217,203.77	1.29%	9.087	358	83.34	623
850,000.01 - 900,000.00	7	6,183,549.85	0.60%	8.720	358	79.44	630
900,000.01 - 950,000.00	3	2,766,759.20	0.27%	8.527	358	73.23	629
950,000.01 - 1,000,000.00	9	8,776,672.84	0.86%	8.548	358	73.93	640
1,000,000.01+	11	12,877,078.51	1.26%	8.252	358	66.90	627
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	13	4,852,336.35	0.47%	5.895	358	75.76	642
6.000 - 6.499	40	14,263,949.65	1.39%	6.318	358	71.35	652
6.500 - 6.999	252	79,926,931.09	7.79%	6.773	354	75.28	647
7.000 - 7.499	214	69,564,223.17	6.78%	7.262	357	77.80	628
7.500 - 7.999	439	137,275,042.32	13.39%	7.761	358	78.68	622
8.000 - 8.499	382	110,855,450.51	10.81%	8.260	357	79.49	607
8.500 - 8.999	515	147,185,784.19	14.35%	8.755	358	80.29	607
9.000 - 9.499	374	99,381,181.21	9.69%	9.243	358	81.31	606
9.500 - 9.999	542	146,893,363.04	14.32%	9.744	358	81.61	605
10.000 -10.499	286	63,328,075.87	6.17%	10.224	358	82.14	605
10.500 -10.999	312	62,910,413.27	6.13%	10.723	357	83.45	606
11.000 -11.499	181	33,609,532.59	3.28%	11.230	357	83.16	602
11.500 -11.999	171	27,487,811.30	2.68%	11.748	356	83.07	600
12.000 -12.499	131	19,291,198.65	1.88%	12.239	356	82.26	611
12.500 -12.999	61	8,300,233.24	0.81%	12.692	356	84.54	618
13.000 -13.499	2	451,397.65	0.04%	13.039	359	82.29	627
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	2	386,552.68	0.04%	8.963	358	48.40	500
501 - 520	71	17,223,620.06	1.68%	9.482	358	72.22	511
521 - 540	105	24,835,540.77	2.42%	9.335	358	73.15	533
541 - 560	392	87,000,518.99	8.48%	9.627	358	77.02	550
561 - 580	566	139,311,252.06	13.58%	9.333	358	78.35	570
581 - 600	591	147,003,471.98	14.33%	9.025	358	79.66	591
601 - 620	652	173,267,552.78	16.89%	8.814	357	80.31	611
621 - 640	583	166,542,421.83	16.24%	8.637	357	82.05	630
641 - 660	387	109,455,963.78	10.67%	8.697	358	82.35	649
661 - 680	272	78,879,807.59	7.69%	8.557	356	83.02	670
681 - 700	145	39,608,844.22	3.86%	8.721	356	81.73	689
701 - 760	123	34,262,596.21	3.34%	8.362	356	80.56	722
761+	26	7,798,781.15	0.76%	8.603	342	79.74	778
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	106	19,134,978.53	1.87%	8.393	347	41.60	610
50.00- 54.99	71	15,893,144.87	1.55%	8.212	350	52.43	611
55.00- 59.99	91	22,656,353.01	2.21%	8.333	357	57.44	600
60.00- 64.99	172	42,685,323.11	4.16%	8.500	357	62.58	597
65.00- 69.99	217	56,903,437.09	5.55%	8.622	357	67.02	602
70.00- 74.99	276	76,086,342.77	7.42%	8.421	356	71.96	604
75.00- 79.99	442	123,024,491.82	12.00%	8.573	357	76.82	605
80.00	729	181,255,690.07	17.67%	8.989	357	80.00	608
80.01- 84.99	128	34,602,066.11	3.37%	8.705	358	83.51	621
85.00- 89.99	528	142,690,050.78	13.91%	9.104	358	86.09	612
90.00	999	270,983,515.52	26.42%	9.344	358	90.00	625
90.01- 94.99	28	7,764,646.32	0.76%	9.098	358	92.98	623
95.00- 99.99	103	30,537,750.92	2.98%	9.122	358	95.15	646
100.00	25	1,359,133.18	0.13%	11.068	340	100.00	709
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	105	18,850,265.99	1.84%	8.378	347	41.59	611
50.00- 54.99	71	15,893,144.87	1.55%	8.212	350	52.43	611
55.00- 59.99	92	22,941,065.55	2.24%	8.347	357	57.25	599
60.00- 64.99	172	42,685,323.11	4.16%	8.500	357	62.58	597
65.00- 69.99	215	56,712,850.63	5.53%	8.608	357	67.02	602
70.00- 74.99	275	75,894,431.43	7.40%	8.420	356	71.95	604
75.00- 79.99	440	122,671,007.04	11.96%	8.568	357	76.82	605
80.00	726	180,580,555.01	17.61%	8.987	357	80.00	608
80.01- 84.99	129	34,739,766.11	3.39%	8.720	358	83.45	621
85.00- 89.99	530	142,989,632.97	13.94%	9.108	358	86.05	612
90.00	1,000	271,036,401.98	26.43%	9.345	358	90.00	625
90.01- 94.99	28	7,764,646.32	0.76%	9.098	358	92.98	623
95.00- 99.99	104	30,783,564.85	3.00%	9.109	358	95.10	647
100.00	28	2,034,268.24	0.20%	10.531	341	93.36	699
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	86,292.52	0.01%	9.950	118	80.00	603
180	28	5,031,099.17	0.49%	8.636	178	65.12	660
240	8	1,423,157.45	0.14%	8.533	238	69.91	623
360	3,878	1,019,036,374.96	99.36%	8.928	358	80.21	613
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	86,292.52	0.01%	9.950	118	80.00	603
121-180	28	5,031,099.17	0.49%	8.636	178	65.12	660
181-240	8	1,423,157.45	0.14%	8.533	238	69.91	623
301-360	3,878	1,019,036,374.96	99.36%	8.928	358	80.21	613
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	90	19,710,705.24	1.92%	9.254	357	80.02	611
20.01 -25.00	147	31,778,122.42	3.10%	9.038	357	78.87	614
25.01 -30.00	241	50,111,384.48	4.89%	9.030	357	76.53	610
30.01 -35.00	374	83,783,724.95	8.17%	9.021	357	79.00	612
35.01 -40.00	492	114,826,534.84	11.20%	8.967	358	79.18	609
40.01 -45.00	735	187,224,416.37	18.26%	8.981	357	80.22	615
45.01 -50.00	995	270,365,896.07	26.36%	9.066	357	80.35	614
50.01 -55.00	708	230,705,886.44	22.50%	8.626	357	81.32	610
55.01 -60.00	63	22,893,950.13	2.23%	8.388	358	81.86	617
None	70	14,176,303.16	1.38%	9.309	356	81.81	694
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,558	719,841,862.92	70.19%	9.055	358	81.19	613
Fixed Rate	1,357	305,735,061.18	29.81%	8.624	355	77.60	614
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	125,957.46	0.01%	11.250	359	90.00	635
2/28 6 MO LIBOR	229	52,841,800.24	5.15%	9.513	357	81.47	621
2/28 6 MO LIBOR 40/30 Balloon	87	27,742,696.38	2.71%	8.797	357	80.99	600
2/28 6 MO LIBOR 50/30 Balloon	128	45,593,048.82	4.45%	8.050	357	84.87	624
2/28 6 MO LIBOR IO	14	5,018,961.44	0.49%	7.681	357	84.68	649
3/12 6 MO LIBOR	2	615,545.26	0.06%	11.021	179	76.71	647
3/27 6 MO LIBOR	627	147,303,772.14	14.36%	9.292	358	79.77	607
3/27 6 MO LIBOR 40/30 Balloon	290	84,250,502.06	8.21%	9.096	358	80.14	593
3/27 6 MO LIBOR 50/30 Balloon	429	148,454,336.90	14.48%	8.544	358	82.61	617
3/27 6 MO LIBOR IO	13	6,290,372.05	0.61%	8.352	358	77.38	636
5/25 6 MO LIBOR	372	83,232,598.09	8.12%	10.034	359	79.89	618
5/25 6 MO LIBOR 40/30 Balloon	120	32,007,453.02	3.12%	9.614	359	80.36	598
5/25 6 MO LIBOR 50/30 Balloon	234	82,714,456.42	8.07%	8.805	359	81.93	627
5/25 6 MO LIBOR IO	12	3,650,362.64	0.36%	8.286	359	78.88	662
Fixed Rate 10 Yr	1	86,292.52	0.01%	9.950	118	80.00	603
Fixed Rate 15 Yr	26	4,415,553.91	0.43%	8.303	178	63.51	661
Fixed Rate 20 Yr	8	1,423,157.45	0.14%	8.533	238	69.91	623
Fixed Rate 30 Yr	863	168,972,791.17	16.48%	8.924	358	76.72	610
Fixed Rate 30 Yr IO	14	5,079,854.07	0.50%	7.425	358	78.37	670
Fixed Rate 30 Yr Rate Reduction	4	604,157.50	0.06%	10.737	359	63.41	558
Fixed Rate 40/30 Balloon	202	52,981,593.91	5.17%	8.604	358	77.34	599
Fixed Rate 40/30 Balloon Rate Reduction	1	99,979.53	0.01%	11.425	358	62.50	677
Fixed Rate 50/30 Balloon	238	72,071,681.12	7.03%	8.019	358	80.94	626
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,862	1,005,537,373.90	98.05%	8.946	357	80.13	613
I/O Term: 60 months	24	9,637,316.48	0.94%	8.111	358	80.42	643
I/O Term: 120 months	29	10,402,233.72	1.01%	7.776	358	79.10	661
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,102	270,183,684.96	26.34%	9.375	357	79.71	612
Prepay Penalty: 12 months	335	123,891,063.93	12.08%	8.811	357	79.06	621
Prepay Penalty: 24 months	1,508	408,660,481.78	39.85%	8.901	358	81.45	610
Prepay Penalty: 30 months	9	2,347,527.92	0.23%	8.942	358	82.72	611
Prepay Penalty: 36 months	961	220,494,165.51	21.50%	8.487	356	78.72	618
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,884	1,024,129,555.58	99.86%	8.923	357	80.09	613
Second Lien	31	1,447,368.52	0.14%	11.374	338	99.12	715
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	2,821	704,797,884.12	68.72%	8.666	357	80.21	605
Lite Documentation	250	78,733,458.47	7.68%	8.934	357	82.72	619
No Documentation	70	14,176,303.16	1.38%	9.309	356	81.81	694
Stated Income Documentation	774	227,869,278.35	22.22%	9.704	357	78.85	632
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,489	673,964,571.11	65.72%	8.753	357	77.84	609
Purchase	878	213,382,689.94	20.81%	9.539	357	85.99	631
Rate/Term Refinance	548	138,229,663.05	13.48%	8.826	358	82.18	606
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	82	35,887,995.36	3.50%	8.670	358	80.54	642
2-4 Units Detached	199	62,404,567.27	6.08%	9.108	356	78.06	627
Condo Conversion Attached	7	2,035,228.11	0.20%	9.278	358	70.95	710
Condo High-Rise Attached	17	4,244,372.12	0.41%	9.292	358	81.17	612
Condo Low-Rise Attached	143	36,571,351.37	3.57%	8.980	357	82.21	618
PUD Attached	51	12,003,755.47	1.17%	8.789	358	82.02	615
PUD Detached	391	111,754,789.50	10.90%	9.057	358	81.72	614
Single Family Attached	110	25,023,319.39	2.44%	9.263	358	78.53	607
Single Family Detached	2,915	735,651,545.51	71.73%	8.889	357	79.97	611
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	246	51,852,987.22	5.06%	10.107	356	81.02	662
Primary	3,604	956,545,652.58	93.27%	8.857	357	80.09	610
Second Home	65	17,178,284.30	1.67%	9.221	357	79.26	652
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	290	75,879,022.93	7.40%	9.248	357	76.69	583
AA	412	107,895,435.90	10.52%	9.231	358	81.57	588
AA+	2,939	788,680,127.46	76.90%	8.779	357	80.71	622
AAA	34	2,281,526.11	0.22%	10.573	340	91.97	703
B	139	31,937,251.32	3.11%	9.935	358	74.79	582
C	75	14,505,154.12	1.41%	9.853	358	70.20	580
CC	26	4,398,406.26	0.43%	11.049	358	63.39	610
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	19	3,591,292.62	0.35%	8.744	341	83.04	608
Alaska	9	2,294,339.78	0.22%	8.696	358	81.23	623
Arizona	99	25,109,594.07	2.45%	9.151	358	81.14	617
Arkansas	6	735,549.10	0.07%	11.054	358	87.19	586
California	605	242,310,395.35	23.63%	8.270	358	79.69	620
Colorado	75	20,673,275.29	2.02%	8.760	358	83.44	624
Connecticut	90	21,004,062.70	2.05%	9.247	358	80.55	602
Delaware	11	2,710,730.83	0.26%	8.684	353	82.50	592
District of Columbia	13	3,548,949.65	0.35%	8.446	358	77.71	611
Florida	416	85,129,856.57	8.30%	9.256	357	79.24	606
Georgia	88	17,230,606.43	1.68%	9.550	352	83.66	597
Hawaii	68	26,994,253.65	2.63%	7.969	358	77.39	621
Idaho	21	4,283,997.29	0.42%	9.194	358	79.25	613
Illinois	111	23,971,324.84	2.34%	9.405	358	81.48	604
Indiana	33	3,979,396.15	0.39%	10.276	358	87.10	617
Iowa	6	729,522.90	0.07%	10.774	358	87.27	606
Kansas	4	915,641.36	0.09%	9.931	358	89.15	613
Kentucky	16	2,194,564.07	0.21%	9.864	358	87.06	606
Louisiana	41	6,980,632.76	0.68%	9.496	358	78.48	626
Maine	20	3,314,179.08	0.32%	9.500	358	77.98	595
Maryland	165	44,096,010.55	4.30%	8.725	358	78.61	599
Massachusetts	143	42,173,967.36	4.11%	9.139	355	79.98	616
Michigan	83	12,051,008.22	1.18%	10.364	358	84.70	614
Minnesota	36	6,809,142.97	0.66%	10.090	358	83.83	612
Mississippi	8	1,615,717.56	0.16%	9.831	358	84.04	570
Missouri	34	6,023,076.33	0.59%	10.148	358	84.25	599
Montana	10	1,936,896.60	0.19%	9.530	358	83.63	608
Nebraska	3	529,278.99	0.05%	9.215	358	86.24	637
Nevada	72	17,376,618.43	1.69%	8.829	358	80.58	615
New Hampshire	23	5,074,004.23	0.49%	8.751	358	81.42	597
New Jersey	174	53,471,367.72	5.21%	9.300	357	77.97	611
New York	302	112,566,456.03	10.98%	8.687	357	78.49	621
North Carolina	60	12,924,512.69	1.26%	9.701	356	81.65	616
Ohio	62	8,137,716.80	0.79%	10.268	358	82.35	611
Oklahoma	21	2,983,441.24	0.29%	10.703	358	87.51	601
Oregon	66	15,648,066.46	1.53%	9.158	358	80.51	604
Pennsylvania	91	16,311,463.93	1.59%	9.376	358	80.86	609
Rhode Island	4	752,113.68	0.07%	9.178	359	70.45	687
South Carolina	38	8,056,361.91	0.79%	9.573	358	81.30	608
South Dakota	3	473,295.19	0.05%	9.654	358	77.98	571
Tennessee	47	8,045,580.98	0.78%	9.229	358	84.10	604
Texas	360	66,706,024.02	6.50%	9.376	354	81.64	611
Utah	52	11,420,533.18	1.11%	9.339	358	83.17	617
Vermont	20	3,104,627.74	0.30%	9.659	358	83.19	615
Virginia	102	22,950,521.47	2.24%	9.081	356	79.23	603
Washington	147	40,012,158.81	3.90%	8.749	358	79.15	612
Wisconsin	34	5,818,645.78	0.57%	9.954	355	85.80	607
Wyoming	4	806,150.74	0.08%	9.171	358	88.42	610
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	3,903	1,023,350,315.55	99.78%	8.925	357	80.14	613
Silent 2nd	12	2,226,608.55	0.22%	9.486	353	69.32	641
Total	3,915	1,025,576,924.10	100.00%	8.926	357	80.12	613

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	5	1,890,194.26	0.26%	8.873	359	90.92	683
3.500 - 3.999	1	151,993.90	0.02%	7.500	346	80.00	680
4.000 - 4.499	1	260,977.96	0.04%	5.990	357	90.00	747
4.500 - 4.999	4	561,585.85	0.08%	9.465	358	74.27	600
5.000 - 5.499	40	8,796,316.03	1.22%	9.468	358	82.40	612
5.500 - 5.999	30	7,875,839.77	1.09%	7.406	358	76.36	628
6.000 - 6.499	2,269	643,819,524.70	89.44%	9.035	358	81.65	615
6.500 - 6.999	152	43,922,702.54	6.10%	9.377	358	77.77	593
7.000 - 7.499	48	10,251,088.26	1.42%	9.899	358	67.89	581
7.500 - 7.999	8	2,311,639.65	0.32%	9.157	358	81.70	592
Total	2,558	719,841,862.92	100.00%	9.055	358	81.19	613

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	5	1,890,194.26	0.26%	8.873	359	90.92	683
4.000 - 4.499	1	260,977.96	0.04%	5.990	357	90.00	747
4.500 - 4.999	3	419,821.83	0.06%	10.392	358	83.10	592
5.000 - 5.499	39	8,613,700.65	1.20%	9.484	358	82.66	614
5.500 - 5.999	30	7,875,839.77	1.09%	7.406	358	76.36	628
6.000 - 6.499	2,250	637,991,070.91	88.63%	9.034	358	81.61	615
6.500 - 6.999	150	43,285,474.24	6.01%	9.352	358	77.67	592
7.000 - 7.499	49	10,730,682.35	1.49%	9.787	358	69.10	585
7.500 - 7.999	7	1,833,303.12	0.25%	8.021	357	81.03	633
8.000 - 8.499	3	1,546,086.40	0.21%	8.234	356	80.68	615
8.500 - 8.999	4	852,773.86	0.12%	8.753	357	80.37	614
9.000 - 9.499	1	238,013.60	0.03%	9.300	358	90.00	563
9.500 - 9.999	5	1,872,015.21	0.26%	9.612	358	83.55	592
10.000 -10.499	3	829,571.01	0.12%	10.221	358	89.69	673
10.500 -10.999	3	593,641.29	0.08%	10.802	358	82.76	569
11.000 -11.499	4	899,960.43	0.13%	11.299	358	87.97	583
11.500 -11.999	1	108,736.03	0.02%	11.900	358	80.00	592
Total	2,558	719,841,862.92	100.00%	9.055	358	81.19	613

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.000 -10.499	1	244,608.92	0.03%	7.150	358	71.01	551
10.500 -10.999	4	695,493.55	0.10%	7.733	358	77.32	628
11.000 -11.499	3	840,896.96	0.12%	8.292	359	75.54	598
11.500 -11.999	14	4,578,908.89	0.64%	6.031	358	75.32	642
12.000 -12.499	30	10,890,457.82	1.51%	6.414	358	73.12	645
12.500 -12.999	89	35,031,198.82	4.87%	6.811	358	77.95	635
13.000 -13.499	114	40,422,440.89	5.62%	7.280	358	78.79	627
13.500 -13.999	262	91,428,509.83	12.70%	7.758	358	80.10	624
14.000 -14.499	245	76,960,332.49	10.69%	8.276	358	80.49	609
14.500 -14.999	339	103,848,762.64	14.43%	8.760	358	80.80	607
15.000 -15.499	273	77,634,250.58	10.78%	9.245	358	81.90	609
15.500 -15.999	399	116,081,064.31	16.13%	9.750	358	82.34	606
16.000 -16.499	210	49,328,519.79	6.85%	10.232	358	82.96	613
16.500 -16.999	219	48,335,958.96	6.71%	10.717	357	83.64	612
17.000 -17.499	131	25,521,115.15	3.55%	11.230	359	83.62	604
17.500 -17.999	106	18,469,723.87	2.57%	11.725	356	83.93	603
18.000 -18.499	84	13,502,936.41	1.88%	12.240	359	82.04	616
18.500 -18.999	34	5,678,761.72	0.79%	12.720	359	83.13	616
19.000 -19.499	1	347,921.32	0.05%	13.050	359	80.00	632
Total	2,558	719,841,862.92	100.00%	9.055	358	81.19	613

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	2,534	712,784,987.81	99.02%	9.055	358	81.16	613
3.000	24	7,056,875.11	0.98%	9.031	357	84.64	626
Total	2,558	719,841,862.92	100.00%	9.055	358	81.19	613

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	26	7,529,270.13	1.05%	9.104	357	84.43	620
1.500	2,532	712,312,592.79	98.95%	9.054	358	81.16	613
Total	2,558	719,841,862.92	100.00%	9.055	358	81.19	613

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	1	151,993.90	0.02%	7.500	346	80.00	680
04/01/09	2	1,042,484.38	0.14%	8.882	354	83.44	654
05/01/09	3	699,523.64	0.10%	10.261	355	89.81	689
06/01/09	15	3,713,655.30	0.52%	8.536	356	81.21	628
07/01/09	250	65,191,083.95	9.06%	8.898	357	81.72	622
08/01/09	187	60,397,765.71	8.39%	8.659	358	83.69	613
05/01/10	2	1,143,622.30	0.16%	8.250	355	87.07	626
06/01/10	1	1,097,165.21	0.15%	8.250	356	62.86	562
07/01/10	10	3,313,083.68	0.46%	9.185	357	85.73	634
08/01/10	1,019	290,161,697.58	40.31%	8.905	358	81.22	608
09/01/10	329	91,198,959.64	12.67%	9.102	358	79.84	608
06/01/12	2	148,372.86	0.02%	11.344	356	90.00	653
07/01/12	22	7,494,488.21	1.04%	7.851	357	82.10	635
08/01/12	126	34,206,717.04	4.75%	8.205	358	78.42	627
09/01/12	588	159,755,292.06	22.19%	9.766	359	81.22	617
09/01/22	1	125,957.46	0.02%	11.250	359	90.00	635
Total	2,558	719,841,862.92	100.00%	9.055	358	81.19	613

Group I Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$742,159,008	$18,207	$799,927
Average Scheduled Principal Balance	$216,689
Number of Mortgage Loans	3,425

Weighted Average Gross Coupon	9.024%	5.800%	13.050%
Weighted Average FICO Score	610	500	808
Weighted Average Combined Original LTV	79.52%	16.03%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	79.56%	16.03%	100.00%
Weighted Average Debt-to-Income	42.52%	1.49%	59.59%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	118 months	359 months
Weighted Average Seasoning	2 months	1 months	18 months

Weighted Average Gross Margin	6.086%	2.500%	7.890%
Weighted Average Minimum Interest Rate	6.120%	2.500%	11.900%
Weighted Average Maximum Interest Rate	15.187%	10.150%	19.050%
Weighted Average Initial Rate Cap	1.516%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.494%	1.000%	1.500%
Weighted Average Months to Roll	39 months	10 months	179 months

Maturity Date		Aug 1 2017	Sep 1 2037
Maximum Zip Code Concentration	0.49%	96706

ARM	64.54%
Fixed Rate	35.46%

15/15 6 MO LIBOR	0.02%
2/28 6 MO LIBOR	5.40%
2/28 6 MO LIBOR 40/30 Balloon	2.23%
2/28 6 MO LIBOR 50/30 Balloon	3.53%
2/28 6 MO LIBOR IO	0.33%
3/12 6 MO LIBOR	0.08%
3/27 6 MO LIBOR	15.21%
3/27 6 MO LIBOR 40/30 Balloon	7.96%
3/27 6 MO LIBOR 50/30 Balloon	11.36%
3/27 6 MO LIBOR IO	0.19%
5/25 6 MO LIBOR	8.75%
5/25 6 MO LIBOR 40/30 Balloon	3.06%
5/25 6 MO LIBOR 50/30 Balloon	6.04%
5/25 6 MO LIBOR IO	0.38%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.50%
Fixed Rate 20 Yr	0.19%
Fixed Rate 30 Yr	20.32%
Fixed Rate 30 Yr IO	0.41%
Fixed Rate 30 Yr Rate Reduction	0.08%
Fixed Rate 40/30 Balloon	6.39%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%
Fixed Rate 50/30 Balloon	7.54%

Interest Only	1.32%
Not Interest Only	98.68%

Prepay Penalty: 0 months	27.47%
Prepay Penalty: 12 months	10.37%
Prepay Penalty: 24 months	36.90%
Prepay Penalty: 30 months	0.32%
Prepay Penalty: 36 months	24.95%

First Lien	99.83%
Second Lien	0.17%

Full Documentation	71.53%
Lite Documentation	6.68%
No Documentation	1.20%
Stated Income Documentation	20.59%

Cash Out Refinance	64.82%
Purchase	20.67%
Rate/Term Refinance	14.52%

2-4 Units Attached	3.17%
2-4 Units Detached	7.38%
Condo Conversion Attached	0.20%
Condo High-Rise Attached	0.50%
Condo Low-Rise Attached	3.77%
PUD Attached	1.47%
PUD Detached	9.81%
Single Family Attached	2.67%
Single Family Detached	71.03%

Non-owner	6.28%
Primary	92.12%
Second Home	1.60%

Top 5 States:
California	15.25%
Florida	10.28%
New York	9.47%
Texas	7.63%
New Jersey	5.25%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	23	816,825.62	0.11%	11.503	337	89.18	687
50,000.01 - 100,000.00	245	19,933,174.58	2.69%	10.759	353	76.48	618
100,000.01 - 150,000.00	726	91,260,294.37	12.30%	10.046	355	78.58	603
150,000.01 - 200,000.00	728	127,527,940.35	17.18%	9.226	357	78.53	602
200,000.01 - 250,000.00	607	136,011,501.91	18.33%	8.940	357	78.88	604
250,000.01 - 300,000.00	428	117,203,048.40	15.79%	8.798	357	79.34	612
300,000.01 - 350,000.00	308	99,784,859.52	13.45%	8.588	357	81.14	613
350,000.01 - 400,000.00	213	79,852,140.49	10.76%	8.505	357	80.31	613
400,000.01 - 450,000.00	77	32,281,597.89	4.35%	8.619	358	81.06	624
450,000.01 - 500,000.00	33	15,720,129.22	2.12%	8.489	358	79.44	639
500,000.01 - 550,000.00	16	8,336,695.16	1.12%	8.142	358	81.52	632
550,000.01 - 600,000.00	8	4,705,081.51	0.63%	8.312	358	83.75	649
600,000.01 - 650,000.00	8	4,946,185.79	0.67%	9.034	358	87.21	633
700,000.01 - 750,000.00	3	2,180,020.85	0.29%	9.097	358	88.03	646
750,000.01 - 800,000.00	2	1,599,511.91	0.22%	8.600	359	84.94	646
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	9	2,875,638.57	0.39%	5.891	358	70.59	629
6.000 - 6.499	29	8,271,637.24	1.11%	6.329	358	68.52	634
6.500 - 6.999	205	54,340,981.97	7.32%	6.768	354	74.04	646
7.000 - 7.499	179	49,108,405.26	6.62%	7.266	357	77.44	624
7.500 - 7.999	364	92,990,174.92	12.53%	7.762	357	77.34	620
8.000 - 8.499	324	77,833,172.09	10.49%	8.259	356	78.38	604
8.500 - 8.999	445	105,761,388.83	14.25%	8.760	358	79.28	603
9.000 - 9.499	333	75,225,389.08	10.14%	9.236	358	80.67	602
9.500 - 9.999	461	96,665,951.68	13.02%	9.749	357	81.78	602
10.000 -10.499	264	51,498,467.28	6.94%	10.229	358	81.52	603
10.500 -10.999	289	50,525,717.94	6.81%	10.732	357	82.82	601
11.000 -11.499	172	28,629,736.69	3.86%	11.226	357	83.15	600
11.500 -11.999	163	23,348,193.90	3.15%	11.759	355	82.51	599
12.000 -12.499	128	17,661,638.20	2.38%	12.236	356	82.44	614
12.500 -12.999	58	6,971,116.27	0.94%	12.663	355	84.16	608
13.000 -13.499	2	451,397.65	0.06%	13.039	359	82.29	627
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	2	386,552.68	0.05%	8.963	358	48.40	500
501 - 520	64	13,447,162.58	1.81%	9.443	358	71.73	511
521 - 540	96	19,893,519.48	2.68%	9.303	358	72.18	533
541 - 560	367	73,990,441.51	9.97%	9.647	357	76.64	551
561 - 580	517	110,298,857.92	14.86%	9.406	357	78.29	571
581 - 600	528	110,563,514.23	14.90%	9.104	358	79.72	590
601 - 620	562	121,500,570.41	16.37%	8.895	356	79.67	610
621 - 640	491	113,290,591.14	15.27%	8.674	357	81.71	630
641 - 660	320	69,769,194.77	9.40%	8.830	357	81.33	649
661 - 680	231	54,766,711.79	7.38%	8.656	355	81.94	670
681 - 700	125	27,589,956.64	3.72%	8.807	355	81.28	689
701 - 760	101	21,865,779.36	2.95%	8.508	354	80.22	722
761+	21	4,796,155.06	0.65%	8.687	358	79.69	781
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	104	18,126,378.44	2.44%	8.463	347	41.19	608
50.00- 54.99	66	12,515,659.63	1.69%	8.513	358	52.20	599
55.00- 59.99	85	19,034,564.28	2.56%	8.392	357	57.58	601
60.00- 64.99	158	33,407,870.96	4.50%	8.378	356	62.47	598
65.00- 69.99	198	42,990,499.37	5.79%	8.671	356	67.08	602
70.00- 74.99	238	52,147,925.94	7.03%	8.510	355	72.02	597
75.00- 79.99	381	86,052,349.79	11.59%	8.657	357	76.68	598
80.00	650	137,607,259.76	18.54%	9.067	357	80.00	608
80.01- 84.99	111	25,438,261.78	3.43%	8.858	358	83.55	615
85.00- 89.99	457	101,293,703.01	13.65%	9.236	358	86.10	610
90.00	851	188,758,873.93	25.43%	9.511	358	90.00	621
90.01- 94.99	23	5,336,573.15	0.72%	9.081	358	92.78	626
95.00- 99.99	80	18,237,065.74	2.46%	9.352	358	95.25	646
100.00	23	1,212,021.79	0.16%	11.054	339	100.00	706
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	103	17,841,665.90	2.40%	8.448	347	41.18	609
50.00- 54.99	66	12,515,659.63	1.69%	8.513	358	52.20	599
55.00- 59.99	86	19,319,276.82	2.60%	8.407	357	57.35	600
60.00- 64.99	158	33,407,870.96	4.50%	8.378	356	62.47	598
65.00- 69.99	196	42,799,912.91	5.77%	8.653	356	67.07	602
70.00- 74.99	237	51,956,014.60	7.00%	8.509	355	72.01	597
75.00- 79.99	379	85,698,865.01	11.55%	8.651	357	76.67	598
80.00	647	136,932,124.70	18.45%	9.066	357	80.00	607
80.01- 84.99	112	25,575,961.78	3.45%	8.878	358	83.46	614
85.00- 89.99	459	101,593,285.20	13.69%	9.243	358	86.05	610
90.00	852	188,811,760.39	25.44%	9.512	358	89.99	621
90.01- 94.99	23	5,336,573.15	0.72%	9.081	358	92.78	626
95.00- 99.99	81	18,482,879.67	2.49%	9.328	358	95.17	647
100.00	26	1,887,156.85	0.25%	10.480	340	92.84	697
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	86,292.52	0.01%	9.950	118	80.00	603
180	27	4,335,674.52	0.58%	8.958	178	67.43	638
240	8	1,423,157.45	0.19%	8.533	238	69.91	623
360	3,389	736,313,883.08	99.21%	9.026	358	79.61	610
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	86,292.52	0.01%	9.950	118	80.00	603
121-180	27	4,335,674.52	0.58%	8.958	178	67.43	638
181-240	8	1,423,157.45	0.19%	8.533	238	69.91	623
301-360	3,389	736,313,883.08	99.21%	9.026	358	79.61	610
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	82	14,852,645.97	2.00%	9.151	357	77.56	613
20.01 -25.00	138	25,728,566.85	3.47%	9.145	356	79.06	614
25.01 -30.00	232	44,076,860.88	5.94%	9.171	357	77.18	610
30.01 -35.00	342	65,346,573.19	8.80%	9.076	357	78.61	611
35.01 -40.00	450	90,852,777.38	12.24%	9.076	357	79.24	606
40.01 -45.00	653	138,980,904.97	18.73%	9.108	357	80.29	609
45.01 -50.00	862	193,574,327.92	26.08%	9.130	357	79.54	611
50.01 -55.00	561	147,654,577.22	19.90%	8.695	357	80.25	605
55.01 -60.00	46	12,171,673.11	1.64%	8.440	358	80.40	621
None	59	8,920,100.08	1.20%	9.490	355	79.71	695
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,144	478,986,673.33	64.54%	9.206	358	80.73	610
Fixed Rate	1,281	263,172,334.24	35.46%	8.693	355	77.33	610
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	125,957.46	0.02%	11.250	359	90.00	635
2/28 6 MO LIBOR	209	40,067,632.99	5.40%	9.638	357	81.25	619
2/28 6 MO LIBOR 40/30 Balloon	67	16,534,290.13	2.23%	8.904	358	80.96	599
2/28 6 MO LIBOR 50/30 Balloon	92	26,219,981.60	3.53%	8.012	358	83.48	619
2/28 6 MO LIBOR IO	10	2,445,981.57	0.33%	7.671	357	79.70	647
3/12 6 MO LIBOR	2	615,545.26	0.08%	11.021	179	76.71	647
3/27 6 MO LIBOR	571	112,916,272.43	15.21%	9.381	358	80.55	607
3/27 6 MO LIBOR 40/30 Balloon	246	59,049,203.31	7.96%	9.162	358	80.08	589
3/27 6 MO LIBOR 50/30 Balloon	318	84,279,025.28	11.36%	8.598	358	81.81	611
3/27 6 MO LIBOR IO	6	1,445,872.05	0.19%	8.355	358	74.63	626
5/25 6 MO LIBOR	340	64,953,783.06	8.75%	10.225	359	79.20	616
5/25 6 MO LIBOR 40/30 Balloon	103	22,677,900.23	3.06%	9.642	359	78.84	599
5/25 6 MO LIBOR 50/30 Balloon	168	44,804,434.32	6.04%	8.863	359	81.68	621
5/25 6 MO LIBOR IO	11	2,850,793.64	0.38%	7.867	358	74.36	662
Fixed Rate 10 Yr	1	86,292.52	0.01%	9.950	118	80.00	603
Fixed Rate 15 Yr	25	3,720,129.26	0.50%	8.617	178	65.90	637
Fixed Rate 20 Yr	8	1,423,157.45	0.19%	8.533	238	69.91	623
Fixed Rate 30 Yr	831	150,833,281.85	20.32%	8.977	358	76.80	607
Fixed Rate 30 Yr IO	11	3,023,796.13	0.41%	7.190	358	76.66	666
Fixed Rate 30 Yr Rate Reduction	4	604,157.50	0.08%	10.737	359	63.41	558
Fixed Rate 40/30 Balloon	192	47,434,762.04	6.39%	8.578	358	76.88	600
Fixed Rate 40/30 Balloon Rate Reduction	1	99,979.53	0.01%	11.425	358	62.50	677
Fixed Rate 50/30 Balloon	208	55,946,777.96	7.54%	8.088	358	80.29	623
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,387	732,392,564.18	98.68%	9.042	357	79.56	609
I/O Term: 60 months	14	3,027,336.61	0.41%	8.317	357	77.53	631
I/O Term: 120 months	24	6,739,106.78	0.91%	7.394	358	75.97	665
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	987	203,890,193.14	27.47%	9.402	356	79.31	608
Prepay Penalty: 12 months	251	76,942,211.61	10.37%	8.787	358	77.05	618
Prepay Penalty: 24 months	1,277	273,822,039.05	36.90%	9.102	358	81.26	606
Prepay Penalty: 30 months	9	2,347,527.92	0.32%	8.942	358	82.72	611
Prepay Penalty: 36 months	901	185,157,035.85	24.95%	8.593	356	78.18	614
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,397	740,925,720.74	99.83%	9.020	357	79.49	610
Second Lien	28	1,233,286.83	0.17%	11.485	337	99.24	712
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	2,515	530,850,199.55	71.53%	8.791	357	79.61	602
Lite Documentation	202	49,555,471.20	6.68%	9.029	357	82.14	618
No Documentation	59	8,920,100.08	1.20%	9.490	355	79.71	695
Stated Income Documentation	649	152,833,236.74	20.59%	9.807	356	78.35	629
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,159	481,054,505.34	64.82%	8.828	356	77.14	606
Purchase	773	153,375,262.01	20.67%	9.722	358	85.58	628
Rate/Term Refinance	493	107,729,240.22	14.52%	8.908	357	81.54	603
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	63	23,540,403.11	3.17%	8.618	358	78.33	641
2-4 Units Detached	187	54,788,629.48	7.38%	9.074	356	77.65	627
Condo Conversion Attached	6	1,450,951.40	0.20%	10.236	359	71.34	714
Condo High-Rise Attached	16	3,732,836.79	0.50%	9.208	358	81.33	611
Condo Low-Rise Attached	126	27,991,828.55	3.77%	9.024	357	81.82	617
PUD Attached	49	10,905,215.38	1.47%	8.934	358	82.26	616
PUD Detached	326	72,785,344.08	9.81%	9.024	358	81.12	608
Single Family Attached	101	19,821,209.29	2.67%	9.295	358	77.77	599
Single Family Detached	2,551	527,142,589.49	71.03%	9.024	357	79.45	607
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	237	46,604,547.14	6.28%	10.165	355	80.58	663
Primary	3,130	683,672,915.15	92.12%	8.941	357	79.44	606
Second Home	58	11,881,545.28	1.60%	9.349	357	80.25	646
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	252	54,043,874.28	7.28%	9.227	356	76.93	584
AA	366	81,016,220.69	10.92%	9.364	358	81.41	586
AA+	2,547	560,059,365.91	75.46%	8.867	357	80.05	618
AAA	31	2,067,444.42	0.28%	10.556	340	91.30	700
B	130	27,056,468.74	3.65%	9.980	357	74.52	580
C	73	13,517,227.27	1.82%	9.910	358	70.00	579
CC	26	4,398,406.26	0.59%	11.049	358	63.39	610
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	19	3,591,292.62	0.48%	8.744	341	83.04	608
Alaska	9	2,294,339.78	0.31%	8.696	358	81.23	623
Arizona	86	17,844,660.35	2.40%	8.973	358	81.23	613
Arkansas	6	735,549.10	0.10%	11.054	358	87.19	586
California	381	113,179,521.23	15.25%	8.218	357	76.78	615
Colorado	65	13,503,174.84	1.82%	8.970	358	84.68	616
Connecticut	83	17,375,060.46	2.34%	9.200	358	79.05	604
Delaware	10	1,960,730.01	0.26%	8.946	351	83.47	585
District of Columbia	13	3,548,949.65	0.48%	8.446	358	77.71	611
Florida	401	76,282,373.75	10.28%	9.183	356	79.13	606
Georgia	83	14,599,286.29	1.97%	9.420	351	83.03	597
Hawaii	66	25,569,795.31	3.45%	7.999	358	77.63	621
Idaho	20	3,861,402.66	0.52%	9.357	359	79.17	611
Illinois	104	19,872,172.38	2.68%	9.452	358	80.93	589
Indiana	33	3,979,396.15	0.54%	10.276	358	87.10	617
Iowa	6	729,522.90	0.10%	10.774	358	87.27	606
Kansas	3	428,038.45	0.06%	10.763	359	88.19	599
Kentucky	16	2,194,564.07	0.30%	9.864	358	87.06	606
Louisiana	41	6,980,632.76	0.94%	9.496	358	78.48	626
Maine	19	2,894,971.92	0.39%	9.666	358	77.68	586
Maryland	146	33,135,369.95	4.46%	8.759	358	77.32	599
Massachusetts	129	34,364,152.92	4.63%	9.064	355	79.03	615
Michigan	83	12,051,008.22	1.62%	10.364	358	84.70	614
Minnesota	35	6,296,521.18	0.85%	10.216	358	83.33	613
Mississippi	6	610,072.76	0.08%	10.864	358	81.85	583
Missouri	34	6,023,076.33	0.81%	10.148	358	84.25	599
Montana	10	1,936,896.60	0.26%	9.530	358	83.63	608
Nebraska	3	529,278.99	0.07%	9.215	358	86.24	637
Nevada	69	15,676,047.14	2.11%	8.768	358	79.70	610
New Hampshire	23	5,074,004.23	0.68%	8.751	358	81.42	597
New Jersey	149	38,940,216.15	5.25%	9.364	357	77.46	610
New York	226	70,249,776.65	9.47%	8.693	358	76.54	617
North Carolina	58	10,849,119.73	1.46%	9.703	356	82.05	608
Ohio	62	8,137,716.80	1.10%	10.268	358	82.35	611
Oklahoma	21	2,983,441.24	0.40%	10.703	358	87.51	601
Oregon	61	12,712,710.17	1.71%	9.176	358	80.12	600
Pennsylvania	88	14,652,400.68	1.97%	9.503	358	81.28	610
Rhode Island	4	752,113.68	0.10%	9.178	359	70.45	687
South Carolina	34	6,160,703.72	0.83%	9.881	359	81.81	608
South Dakota	3	473,295.19	0.06%	9.654	358	77.98	571
Tennessee	47	8,045,580.98	1.08%	9.229	358	84.10	604
Texas	343	56,627,459.43	7.63%	9.423	353	82.18	609
Utah	50	10,523,993.08	1.42%	9.384	358	82.80	616
Vermont	20	3,104,627.74	0.42%	9.659	358	83.19	615
Virginia	90	15,863,386.51	2.14%	9.263	356	80.11	598
Washington	130	28,960,528.53	3.90%	8.739	358	79.30	612
Wisconsin	33	5,193,923.55	0.70%	9.870	354	85.89	605
Wyoming	4	806,150.74	0.11%	9.171	358	88.42	610
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	3,413	739,932,399.02	99.70%	9.023	357	79.55	610
Silent 2nd	12	2,226,608.55	0.30%	9.486	353	69.32	641
Total	3,425	742,159,007.57	100.00%	9.024	357	79.52	610

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	3	627,406.04	0.13%	7.992	359	86.39	739
3.500 - 3.999	1	151,993.90	0.03%	7.500	346	80.00	680
4.000 - 4.499	1	260,977.96	0.05%	5.990	357	90.00	747
4.500 - 4.999	4	561,585.85	0.12%	9.465	358	74.27	600
5.000 - 5.499	38	7,095,450.38	1.48%	9.778	358	83.49	589
5.500 - 5.999	26	5,899,141.99	1.23%	7.911	358	74.04	617
6.000 - 6.499	1,890	423,420,095.71	88.40%	9.194	358	81.27	612
6.500 - 6.999	130	31,217,942.03	6.52%	9.328	358	77.57	592
7.000 - 7.499	45	8,727,219.07	1.82%	9.908	358	67.49	578
7.500 - 7.999	6	1,024,860.40	0.21%	9.668	357	83.83	599
Total	2,144	478,986,673.33	100.00%	9.206	358	80.73	610

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	3	627,406.04	0.13%	7.992	359	86.39	739
4.000 - 4.499	1	260,977.96	0.05%	5.990	357	90.00	747
4.500 - 4.999	3	419,821.83	0.09%	10.392	358	83.10	592
5.000 - 5.499	37	6,912,835.00	1.44%	9.806	358	83.85	590
5.500 - 5.999	26	5,899,141.99	1.23%	7.911	358	74.04	617
6.000 - 6.499	1,876	420,434,200.12	87.78%	9.191	358	81.24	612
6.500 - 6.999	128	30,580,713.73	6.38%	9.292	358	77.43	590
7.000 - 7.499	45	8,727,219.07	1.82%	9.908	358	67.49	578
7.500 - 7.999	5	659,007.48	0.14%	8.416	355	78.29	626
8.000 - 8.499	1	249,342.53	0.05%	8.150	356	65.27	612
8.500 - 8.999	4	852,773.86	0.18%	8.753	357	80.37	614
9.000 - 9.499	1	238,013.60	0.05%	9.300	358	90.00	563
9.500 - 9.999	4	1,152,281.14	0.24%	9.682	358	85.77	600
10.000 -10.499	3	829,571.01	0.17%	10.221	358	89.69	673
10.500 -10.999	3	593,641.29	0.12%	10.802	358	82.76	569
11.000 -11.499	3	440,990.65	0.09%	11.194	358	85.87	563
11.500 -11.999	1	108,736.03	0.02%	11.900	358	80.00	592
Total	2,144	478,986,673.33	100.00%	9.206	358	80.73	610

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.000 -10.499	1	244,608.92	0.05%	7.150	358	71.01	551
10.500 -10.999	4	695,493.55	0.15%	7.733	358	77.32	628
11.000 -11.499	3	840,896.96	0.18%	8.292	359	75.54	598
11.500 -11.999	10	2,602,211.11	0.54%	6.131	358	69.27	629
12.000 -12.499	20	5,872,473.02	1.23%	6.525	358	70.79	620
12.500 -12.999	55	16,235,664.13	3.39%	6.798	358	76.80	634
13.000 -13.499	89	25,504,869.62	5.32%	7.302	358	78.01	619
13.500 -13.999	198	53,476,189.61	11.16%	7.763	358	79.05	624
14.000 -14.499	196	48,855,113.48	10.20%	8.275	358	79.47	607
14.500 -14.999	283	70,828,435.98	14.79%	8.766	358	79.96	604
15.000 -15.499	235	55,290,378.49	11.54%	9.239	358	81.37	605
15.500 -15.999	327	70,902,920.08	14.80%	9.748	358	82.74	604
16.000 -16.499	190	39,125,777.24	8.17%	10.231	358	82.12	611
16.500 -16.999	198	36,492,640.12	7.62%	10.726	356	82.79	606
17.000 -17.499	122	20,541,319.25	4.29%	11.223	358	83.71	601
17.500 -17.999	99	14,870,091.76	3.10%	11.742	356	83.51	604
18.000 -18.499	81	11,873,375.96	2.48%	12.236	359	82.27	621
18.500 -18.999	32	4,386,292.73	0.92%	12.681	359	82.25	600
19.000 -19.499	1	347,921.32	0.07%	13.050	359	80.00	632
Total	2,144	478,986,673.33	100.00%	9.206	358	80.73	610

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	2,124	473,967,626.67	98.95%	9.206	358	80.70	610
3.000	20	5,019,046.66	1.05%	9.194	357	83.08	627
Total	2,144	478,986,673.33	100.00%	9.206	358	80.73	610

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	22	5,491,441.68	1.15%	9.280	357	82.91	620
1.500	2,122	473,495,231.65	98.85%	9.205	358	80.70	610
Total	2,144	478,986,673.33	100.00%	9.206	358	80.73	610

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	1	151,993.90	0.03%	7.500	346	80.00	680
04/01/09	1	359,045.55	0.07%	10.800	354	90.00	664
05/01/09	3	699,523.64	0.15%	10.261	355	89.81	689
06/01/09	12	2,157,258.50	0.45%	8.886	356	76.95	637
07/01/09	217	45,691,878.61	9.54%	9.064	357	81.00	618
08/01/09	144	36,208,186.09	7.56%	8.746	358	82.95	610
07/01/10	8	2,074,178.89	0.43%	9.490	357	83.18	621
08/01/10	852	191,654,713.15	40.01%	9.035	358	81.11	605
09/01/10	283	64,577,026.29	13.48%	9.173	357	79.84	602
06/01/12	2	148,372.86	0.03%	11.344	356	90.00	653
07/01/12	18	4,991,030.75	1.04%	7.839	357	78.78	635
08/01/12	103	22,191,551.83	4.63%	8.396	358	76.26	620
09/01/12	499	107,955,955.81	22.54%	9.960	359	80.63	614
09/01/22	1	125,957.46	0.03%	11.250	359	90.00	635
Total	2,144	478,986,673.33	100.00%	9.206	358	80.73	610

Group II Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$283,417,917	$36,648	$1,468,947
Average Scheduled Principal Balance	$578,404
Number of Mortgage Loans	490

Weighted Average Gross Coupon	8.670%	5.750%	12.938%
Weighted Average FICO Score	623	504	791
Weighted Average Combined Original LTV	81.68%	48.57%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	81.68%	48.57%	100.00%
Weighted Average Debt-to-Income	45.39%	3.18%	59.03%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	178 months	359 months
Weighted Average Seasoning	2 months	1 months	15 months

Weighted Average Gross Margin	6.066%	2.500%	7.950%
Weighted Average Minimum Interest Rate	6.100%	2.500%	11.400%
Weighted Average Maximum Interest Rate	14.753%	11.750%	18.938%
Weighted Average Initial Rate Cap	1.513%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.496%	1.000%	1.500%
Weighted Average Months to Roll	39 months	18 months	59 months

Maturity Date		Aug 1 2022	Sep 1 2037
Maximum Zip Code Concentration	0.96%	11368

ARM	84.98%
Fixed Rate	15.02%

2/28 6 MO LIBOR	4.51%
2/28 6 MO LIBOR 40/30 Balloon	3.95%
2/28 6 MO LIBOR 50/30 Balloon	6.84%
2/28 6 MO LIBOR IO	0.91%
3/27 6 MO LIBOR	12.13%
3/27 6 MO LIBOR 40/30 Balloon	8.89%
3/27 6 MO LIBOR 50/30 Balloon	22.64%
3/27 6 MO LIBOR IO	1.71%
5/25 6 MO LIBOR	6.45%
5/25 6 MO LIBOR 40/30 Balloon	3.29%
5/25 6 MO LIBOR 50/30 Balloon	13.38%
5/25 6 MO LIBOR IO	0.28%
Fixed Rate 15 Yr	0.25%
Fixed Rate 30 Yr	6.40%
Fixed Rate 30 Yr IO	0.73%
Fixed Rate 40/30 Balloon	1.96%
Fixed Rate 50/30 Balloon	5.69%

Interest Only	3.62%
Not Interest Only	96.38%

Prepay Penalty: 0 months	23.39%
Prepay Penalty: 12 months	16.57%
Prepay Penalty: 24 months	47.58%
Prepay Penalty: 36 months	12.47%

First Lien	99.92%
Second Lien	0.08%

Full Documentation	61.37%
Lite Documentation	10.30%
No Documentation	1.85%
Stated Income Documentation	26.48%

Cash Out Refinance	68.07%
Purchase	21.17%
Rate/Term Refinance	10.76%

2-4 Units Attached	4.36%
2-4 Units Detached	2.69%
Condo Conversion Attached	0.21%
Condo High-Rise Attached	0.18%
Condo Low-Rise Attached	3.03%
PUD Attached	0.39%
PUD Detached	13.75%
Single Family Attached	1.84%
Single Family Detached	73.57%

Non-owner	1.85%
Primary	96.28%
Second Home	1.87%

Top 5 States:
California	45.56%
New York	14.93%
New Jersey	5.13%
Washington	3.90%
Maryland	3.87%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1	36,647.98	0.01%	12.500	345	100.00	685
50,000.01 - 100,000.00	1	66,970.30	0.02%	9.750	345	95.00	722
100,000.01 - 150,000.00	1	110,463.41	0.04%	10.750	345	100.00	746
400,000.01 - 450,000.00	66	28,670,464.34	10.12%	8.377	358	82.06	618
450,000.01 - 500,000.00	119	56,627,361.05	19.98%	8.506	358	82.80	616
500,000.01 - 550,000.00	80	41,958,536.08	14.80%	8.960	358	83.14	616
550,000.01 - 600,000.00	69	39,768,190.46	14.03%	8.591	358	83.47	631
600,000.01 - 650,000.00	38	23,560,993.53	8.31%	8.699	358	82.95	617
650,000.01 - 700,000.00	36	24,266,341.01	8.56%	8.946	353	82.95	632
700,000.01 - 750,000.00	22	16,021,697.05	5.65%	8.415	358	80.88	616
750,000.01 - 800,000.00	11	8,508,987.15	3.00%	9.357	358	83.57	636
800,000.01 - 850,000.00	16	13,217,203.77	4.66%	9.087	358	83.34	623
850,000.01 - 900,000.00	7	6,183,549.85	2.18%	8.720	358	79.44	630
900,000.01 - 950,000.00	3	2,766,759.20	0.98%	8.527	358	73.23	629
950,000.01 - 1,000,000.00	9	8,776,672.84	3.10%	8.548	358	73.93	640
1,000,000.01+	11	12,877,078.51	4.54%	8.252	358	66.90	627
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	4	1,976,697.78	0.70%	5.900	358	83.28	660
6.000 - 6.499	11	5,992,312.41	2.11%	6.303	358	75.25	677
6.500 - 6.999	47	25,585,949.12	9.03%	6.784	353	77.91	648
7.000 - 7.499	35	20,455,817.91	7.22%	7.252	358	78.67	636
7.500 - 7.999	75	44,284,867.40	15.63%	7.758	358	81.49	625
8.000 - 8.499	58	33,022,278.42	11.65%	8.262	358	82.10	614
8.500 - 8.999	70	41,424,395.36	14.62%	8.743	358	82.87	616
9.000 - 9.499	41	24,155,792.13	8.52%	9.264	358	83.30	618
9.500 - 9.999	81	50,227,411.36	17.72%	9.733	358	81.27	609
10.000 -10.499	22	11,829,608.59	4.17%	10.205	359	84.83	615
10.500 -10.999	23	12,384,695.33	4.37%	10.687	358	85.99	626
11.000 -11.499	9	4,979,795.90	1.76%	11.256	359	83.24	614
11.500 -11.999	8	4,139,617.40	1.46%	11.682	359	86.23	603
12.000 -12.499	3	1,629,560.45	0.57%	12.270	359	80.35	584
12.500 -12.999	3	1,329,116.97	0.47%	12.844	359	86.50	671
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	7	3,776,457.48	1.33%	9.620	358	73.98	510
521 - 540	9	4,942,021.29	1.74%	9.465	358	77.07	533
541 - 560	25	13,010,077.48	4.59%	9.514	358	79.18	549
561 - 580	49	29,012,394.14	10.24%	9.054	358	78.59	569
581 - 600	63	36,439,957.75	12.86%	8.787	358	79.46	592
601 - 620	90	51,766,982.37	18.27%	8.623	358	81.82	611
621 - 640	92	53,251,830.69	18.79%	8.560	358	82.78	629
641 - 660	67	39,686,769.01	14.00%	8.465	358	84.15	650
661 - 680	41	24,113,095.80	8.51%	8.330	358	85.46	669
681 - 700	20	12,018,887.58	4.24%	8.523	358	82.75	691
701 - 760	22	12,396,816.85	4.37%	8.104	358	81.18	722
761+	5	3,002,626.09	1.06%	8.469	317	79.82	773
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	2	1,008,600.09	0.36%	7.141	358	48.79	636
50.00- 54.99	5	3,377,485.24	1.19%	7.098	321	53.28	656
55.00- 59.99	6	3,621,788.73	1.28%	8.027	359	56.71	596
60.00- 64.99	14	9,277,452.15	3.27%	8.942	358	62.98	594
65.00- 69.99	19	13,912,937.72	4.91%	8.470	358	66.87	605
70.00- 74.99	38	23,938,416.83	8.45%	8.227	358	71.83	619
75.00- 79.99	61	36,972,142.03	13.05%	8.377	358	77.16	619
80.00	79	43,648,430.31	15.40%	8.741	358	80.00	608
80.01- 84.99	17	9,163,804.33	3.23%	8.278	358	83.41	640
85.00- 89.99	71	41,396,347.77	14.61%	8.779	358	86.06	616
90.00	148	82,224,641.59	29.01%	8.960	358	90.00	636
90.01- 94.99	5	2,428,073.17	0.86%	9.138	358	93.41	617
95.00- 99.99	23	12,300,685.18	4.34%	8.780	358	95.00	648
100.00	2	147,111.39	0.05%	11.186	345	100.00	731
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	2	1,008,600.09	0.36%	7.141	358	48.79	636
50.00- 54.99	5	3,377,485.24	1.19%	7.098	321	53.28	656
55.00- 59.99	6	3,621,788.73	1.28%	8.027	359	56.71	596
60.00- 64.99	14	9,277,452.15	3.27%	8.942	358	62.98	594
65.00- 69.99	19	13,912,937.72	4.91%	8.470	358	66.87	605
70.00- 74.99	38	23,938,416.83	8.45%	8.227	358	71.83	619
75.00- 79.99	61	36,972,142.03	13.05%	8.377	358	77.16	619
80.00	79	43,648,430.31	15.40%	8.741	358	80.00	608
80.01- 84.99	17	9,163,804.33	3.23%	8.278	358	83.41	640
85.00- 89.99	71	41,396,347.77	14.61%	8.779	358	86.06	616
90.00	148	82,224,641.59	29.01%	8.960	358	90.00	636
90.01- 94.99	5	2,428,073.17	0.86%	9.138	358	93.41	617
95.00- 99.99	23	12,300,685.18	4.34%	8.780	358	95.00	648
100.00	2	147,111.39	0.05%	11.186	345	100.00	731
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	1	695,424.65	0.25%	6.625	178	50.72	791
360	489	282,722,491.88	99.75%	8.675	358	81.76	622
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	695,424.65	0.25%	6.625	178	50.72	791
301-360	489	282,722,491.88	99.75%	8.675	358	81.76	622
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	8	4,858,059.27	1.71%	9.570	359	87.55	604
20.01 -25.00	9	6,049,555.57	2.13%	8.585	358	78.07	615
25.01 -30.00	9	6,034,523.60	2.13%	8.000	358	71.75	608
30.01 -35.00	32	18,437,151.76	6.51%	8.825	358	80.42	617
35.01 -40.00	42	23,973,757.46	8.46%	8.554	358	78.96	621
40.01 -45.00	82	48,243,511.40	17.02%	8.617	358	80.02	631
45.01 -50.00	133	76,791,568.15	27.09%	8.907	358	82.39	622
50.01 -55.00	147	83,051,309.22	29.30%	8.505	357	83.23	619
55.01 -60.00	17	10,722,277.02	3.78%	8.329	358	83.53	613
None	11	5,256,203.08	1.85%	9.003	357	85.37	692
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	414	240,855,189.59	84.98%	8.753	358	82.11	621
Fixed Rate	76	42,562,726.94	15.02%	8.197	355	79.26	633
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	20	12,774,167.25	4.51%	9.124	358	82.15	626
2/28 6 MO LIBOR 40/30 Balloon	20	11,208,406.25	3.95%	8.638	357	81.03	603
2/28 6 MO LIBOR 50/30 Balloon	36	19,373,067.22	6.84%	8.102	357	86.75	632
2/28 6 MO LIBOR IO	4	2,572,979.87	0.91%	7.691	357	89.41	651
3/27 6 MO LIBOR	56	34,387,499.71	12.13%	9.000	358	77.20	608
3/27 6 MO LIBOR 40/30 Balloon	44	25,201,298.75	8.89%	8.944	358	80.29	601
3/27 6 MO LIBOR 50/30 Balloon	111	64,175,311.62	22.64%	8.473	358	83.67	624
3/27 6 MO LIBOR IO	7	4,844,500.00	1.71%	8.352	358	78.21	639
5/25 6 MO LIBOR	32	18,278,815.03	6.45%	9.355	359	82.35	628
5/25 6 MO LIBOR 40/30 Balloon	17	9,329,552.79	3.29%	9.544	359	84.05	596
5/25 6 MO LIBOR 50/30 Balloon	66	37,910,022.10	13.38%	8.735	359	82.23	634
5/25 6 MO LIBOR IO	1	799,569.00	0.28%	9.780	359	95.00	659
Fixed Rate 15 Yr	1	695,424.65	0.25%	6.625	178	50.72	791
Fixed Rate 30 Yr	32	18,139,509.32	6.40%	8.486	358	76.07	632
Fixed Rate 30 Yr IO	3	2,056,057.94	0.73%	7.771	358	80.88	675
Fixed Rate 40/30 Balloon	10	5,546,831.87	1.96%	8.824	358	81.24	591
Fixed Rate 50/30 Balloon	30	16,124,903.16	5.69%	7.778	358	83.19	636
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	475	273,144,809.72	96.38%	8.688	358	81.64	621
I/O Term: 60 months	10	6,609,979.87	2.33%	8.017	358	81.74	649
I/O Term: 120 months	5	3,663,126.94	1.29%	8.478	358	84.87	655
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	115	66,293,491.82	23.39%	9.292	358	80.97	624
Prepay Penalty: 12 months	84	46,948,852.32	16.57%	8.850	356	82.36	628
Prepay Penalty: 24 months	231	134,838,442.73	47.58%	8.494	358	81.83	616
Prepay Penalty: 36 months	60	35,337,129.66	12.47%	7.933	358	81.57	638
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	487	283,203,834.84	99.92%	8.668	358	81.67	622
Second Lien	3	214,081.69	0.08%	10.737	345	98.44	728
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	306	173,947,684.57	61.37%	8.287	357	82.02	614
Lite Documentation	48	29,177,987.27	10.30%	8.771	358	83.71	622
No Documentation	11	5,256,203.08	1.85%	9.003	357	85.37	692
Stated Income Documentation	125	75,036,041.61	26.48%	9.495	358	79.87	637
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	330	192,910,065.77	68.07%	8.566	358	79.59	618
Purchase	105	60,007,427.93	21.17%	9.072	356	87.02	640
Rate/Term Refinance	55	30,500,422.83	10.76%	8.536	358	84.44	618
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	19	12,347,592.25	4.36%	8.768	358	84.75	644
2-4 Units Detached	12	7,615,937.79	2.69%	9.350	358	81.00	624
Condo Conversion Attached	1	584,276.71	0.21%	6.900	358	70.00	702
Condo High-Rise Attached	1	511,535.33	0.18%	9.900	358	80.00	618
Condo Low-Rise Attached	17	8,579,522.82	3.03%	8.835	358	83.51	621
PUD Attached	2	1,098,540.09	0.39%	7.352	358	79.67	601
PUD Detached	65	38,969,445.42	13.75%	9.119	358	82.83	624
Single Family Attached	9	5,202,110.10	1.84%	9.139	358	81.42	641
Single Family Detached	364	208,508,956.02	73.57%	8.545	358	81.29	620
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	9	5,248,440.08	1.85%	9.592	358	84.94	648
Primary	474	272,872,737.43	96.28%	8.647	358	81.71	621
Second Home	7	5,296,739.02	1.87%	8.935	358	77.04	663
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	38	21,835,148.65	7.70%	9.300	358	76.10	580
AA	46	26,879,215.21	9.48%	8.833	358	82.04	595
AA+	392	228,620,761.55	80.67%	8.565	358	82.31	631
AAA	3	214,081.69	0.08%	10.737	345	98.44	728
B	9	4,880,782.58	1.72%	9.684	358	76.25	593
C	2	987,926.85	0.35%	9.085	358	73.02	595
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	13	7,264,933.72	2.56%	9.588	358	80.93	628
California	224	129,130,874.12	45.56%	8.316	358	82.25	624
Colorado	10	7,170,100.45	2.53%	8.365	358	81.11	640
Connecticut	7	3,629,002.24	1.28%	9.474	358	87.73	593
Delaware	1	750,000.82	0.26%	8.000	358	79.98	611
Florida	15	8,847,482.82	3.12%	9.883	358	80.12	606
Georgia	5	2,631,320.14	0.93%	10.269	358	87.10	597
Hawaii	2	1,424,458.34	0.50%	7.434	359	73.00	621
Idaho	1	422,594.63	0.15%	7.700	358	80.00	628
Illinois	7	4,099,152.46	1.45%	9.175	358	84.15	679
Kansas	1	487,602.91	0.17%	9.200	358	90.00	626
Maine	1	419,207.16	0.15%	8.350	357	80.00	658
Maryland	19	10,960,640.60	3.87%	8.622	358	82.53	600
Massachusetts	14	7,809,814.44	2.76%	9.467	358	84.14	621
Minnesota	1	512,621.79	0.18%	8.550	357	90.00	600
Mississippi	2	1,005,644.80	0.35%	9.204	357	85.37	563
Nevada	3	1,700,571.29	0.60%	9.394	359	88.66	660
New Jersey	25	14,531,151.57	5.13%	9.126	358	79.34	614
New York	76	42,316,679.38	14.93%	8.676	355	81.74	629
North Carolina	2	2,075,392.96	0.73%	9.693	358	79.58	657
Oregon	5	2,935,356.29	1.04%	9.078	358	82.21	622
Pennsylvania	3	1,659,063.25	0.59%	8.254	358	77.21	600
South Carolina	4	1,895,658.19	0.67%	8.572	358	79.63	607
Texas	17	10,078,564.59	3.56%	9.110	358	78.61	622
Utah	2	896,540.10	0.32%	8.802	359	87.58	630
Virginia	12	7,087,134.96	2.50%	8.672	358	77.25	613
Washington	17	11,051,630.28	3.90%	8.775	358	78.78	613
Wisconsin	1	624,722.23	0.22%	10.650	359	85.00	623
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	490	283,417,916.53	100.00%	8.670	358	81.68	623
Total	490	283,417,916.53	100.00%	8.670	358	81.68	623

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	1,262,788.22	0.52%	9.310	359	93.17	656
5.000 - 5.499	2	1,700,865.65	0.71%	8.175	357	77.85	711
5.500 - 5.999	4	1,976,697.78	0.82%	5.900	358	83.28	660
6.000 - 6.499	379	220,399,428.99	91.51%	8.729	358	82.39	621
6.500 - 6.999	22	12,704,760.51	5.27%	9.499	358	78.27	596
7.000 - 7.499	3	1,523,869.19	0.63%	9.846	359	70.19	596
7.500 - 7.999	2	1,286,779.25	0.53%	8.751	358	80.00	586
Total	414	240,855,189.59	100.00%	8.753	358	82.11	621

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	1,262,788.22	0.52%	9.310	359	93.17	656
5.000 - 5.499	2	1,700,865.65	0.71%	8.175	357	77.85	711
5.500 - 5.999	4	1,976,697.78	0.82%	5.900	358	83.28	660
6.000 - 6.499	374	217,556,870.79	90.33%	8.732	358	82.33	621
6.500 - 6.999	22	12,704,760.51	5.27%	9.499	358	78.27	596
7.000 - 7.499	4	2,003,463.28	0.83%	9.261	359	76.13	613
7.500 - 7.999	2	1,174,295.64	0.49%	7.800	357	82.57	636
8.000 - 8.499	2	1,296,743.87	0.54%	8.250	356	83.65	616
9.500 - 9.999	1	719,734.07	0.30%	9.500	358	80.00	578
11.000 -11.499	1	458,969.78	0.19%	11.400	358	90.00	602
Total	414	240,855,189.59	100.00%	8.753	358	82.11	621

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	4	1,976,697.78	0.82%	5.900	358	83.28	660
12.000 -12.499	10	5,017,984.80	2.08%	6.284	358	75.84	674
12.500 -12.999	34	18,795,534.69	7.80%	6.822	358	78.94	636
13.000 -13.499	25	14,917,571.27	6.19%	7.243	358	80.14	641
13.500 -13.999	64	37,952,320.22	15.76%	7.752	358	81.59	624
14.000 -14.499	49	28,105,219.01	11.67%	8.278	358	82.26	613
14.500 -14.999	56	33,020,326.66	13.71%	8.746	358	82.62	614
15.000 -15.499	38	22,343,872.09	9.28%	9.260	358	83.22	617
15.500 -15.999	72	45,178,144.23	18.76%	9.752	358	81.70	609
16.000 -16.499	20	10,202,742.55	4.24%	10.233	359	86.17	618
16.500 -16.999	21	11,843,318.84	4.92%	10.690	358	86.26	628
17.000 -17.499	9	4,979,795.90	2.07%	11.256	359	83.24	614
17.500 -17.999	7	3,599,632.11	1.49%	11.657	359	85.66	600
18.000 -18.499	3	1,629,560.45	0.68%	12.270	359	80.35	584
18.500 -18.999	2	1,292,468.99	0.54%	12.854	359	86.11	671
Total	414	240,855,189.59	100.00%	8.753	358	82.11	621

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	410	238,817,361.14	99.15%	8.754	358	82.06	621
3.000	4	2,037,828.45	0.85%	8.630	357	88.50	622
Total	414	240,855,189.59	100.00%	8.753	358	82.11	621

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4	2,037,828.45	0.85%	8.630	357	88.50	622
1.500	410	238,817,361.14	99.15%	8.754	358	82.06	621
Total	414	240,855,189.59	100.00%	8.753	358	82.11	621

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/09	1	683,438.83	0.28%	7.875	354	80.00	648
06/01/09	3	1,556,396.80	0.65%	8.050	356	87.12	616
07/01/09	33	19,499,205.34	8.10%	8.509	357	83.42	633
08/01/09	43	24,189,579.62	10.04%	8.528	358	84.80	617
05/01/10	2	1,143,622.30	0.47%	8.250	355	87.07	626
06/01/10	1	1,097,165.21	0.46%	8.250	356	62.86	562
07/01/10	2	1,238,904.79	0.51%	8.675	357	90.00	655
08/01/10	167	98,506,984.43	40.90%	8.651	358	81.43	615
09/01/10	46	26,621,933.35	11.05%	8.927	359	79.82	620
07/01/12	4	2,503,457.46	1.04%	7.877	357	88.71	633
08/01/12	23	12,015,165.21	4.99%	7.853	358	82.39	639
09/01/12	89	51,799,336.25	21.51%	9.362	359	82.45	624
Total	414	240,855,189.59	100.00%	8.753	358	82.11	621

SoundView Home Loan Trust 2007-OPT5

$308,805,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Originator and Servicer

 Sole Underwriter

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Net WAC Rate for the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates

Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)	Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)	Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)
1	11/25/2007	N/A	N/A	43	5/25/2011	9.59	19.50	85	11/25/2014	11.36	11.36
2	12/25/2007	8.95	8.95	44	6/25/2011	9.26	19.23	86	12/25/2014	11.74	11.74
3	1/25/2008	7.67	9.55	45	7/25/2011	9.59	19.44	87	1/25/2015	11.34	11.34
4	2/25/2008	7.40	9.56	46	8/25/2011	9.27	19.17	88	2/25/2015	11.32	11.32
5	3/25/2008	7.40	9.56	47	9/25/2011	9.73	19.60	89	3/25/2015	12.57	12.57
6	4/25/2008	7.96	9.55	48	10/25/2011	10.20	19.96	90	4/25/2015	11.30	11.30
7	5/25/2008	7.41	9.57	49	11/25/2011	9.84	19.66	91	5/25/2015	11.68	11.68
8	6/25/2008	7.68	9.56	50	12/25/2011	10.19	19.89	92	6/25/2015	11.27	11.27
9	7/25/2008	7.41	9.57	51	1/25/2012	9.84	19.60	93	7/25/2015	11.65	11.65
10	8/25/2008	7.69	9.57	52	2/25/2012	9.84	19.57	94	8/25/2015	11.24	11.24
11	9/25/2008	7.42	23.59	53	3/25/2012	11.05	20.57	95	9/25/2015	11.23	11.23
12	10/25/2008	7.33	23.45	54	4/25/2012	10.42	20.09	96	10/25/2015	11.61	11.61
13	11/25/2008	7.60	23.51	55	5/25/2012	10.78	20.34	97	11/25/2015	11.20	11.20
14	12/25/2008	7.34	23.37	56	6/25/2012	10.41	20.02	98	12/25/2015	11.58	11.58
15	1/25/2009	7.61	23.42	57	7/25/2012	10.76	20.27	99	1/25/2016	11.18	11.18
16	2/25/2009	7.35	23.29	58	8/25/2012	10.41	19.92	100	2/25/2016	11.16	11.16
17	3/25/2009	7.35	23.24	59	9/25/2012	10.45	19.72	101	3/25/2016	11.95	11.95
18	4/25/2009	8.22	23.53	60	10/25/2012	11.06	19.17	102	4/25/2016	11.14	11.14
19	5/25/2009	7.37	23.17	61	11/25/2012	10.68	10.68	103	5/25/2016	11.51	11.51
20	6/25/2009	7.64	23.22	62	12/25/2012	11.05	11.05	104	6/25/2016	11.11	11.11
21	7/25/2009	7.38	23.08	63	1/25/2013	10.67	10.67	105	7/25/2016	11.48	11.48
22	8/25/2009	7.66	23.12	64	2/25/2013	10.67	10.67	106	8/25/2016	11.08	11.08
23	9/25/2009	7.50	22.43	65	3/25/2013	11.92	11.92	107	9/25/2016	11.07	11.07
24	10/25/2009	7.63	21.84	66	4/25/2013	10.95	10.95	108	10/25/2016	11.44	11.44
25	11/25/2009	7.90	21.82	67	5/25/2013	11.33	11.33	109	11/25/2016	11.04	11.04
26	12/25/2009	7.62	21.56	68	6/25/2013	10.94	10.94	110	12/25/2016	11.41	11.41
27	1/25/2010	7.90	21.56	69	7/25/2013	11.31	11.31	111	1/25/2017	11.02	11.02
28	2/25/2010	7.63	21.34	70	8/25/2013	10.93	10.93	112	2/25/2017	11.00	11.00
29	3/25/2010	7.72	21.40	71	9/25/2013	10.98	10.98	113	3/25/2017	12.22	12.22
30	4/25/2010	8.74	21.95	72	10/25/2013	11.59	11.59	114	4/25/2017	10.97	10.97
31	5/25/2010	7.84	21.46	73	11/25/2013	11.20	11.20	115	5/25/2017	11.34	11.34
32	6/25/2010	7.88	21.32	74	12/25/2013	11.58	11.58	116	6/25/2017	10.95	10.95
33	7/25/2010	7.61	21.16	75	1/25/2014	11.18	11.18	117	7/25/2017	11.31	11.31
34	8/25/2010	7.90	21.27	76	2/25/2014	11.18	11.18	118	8/25/2017	10.92	10.92
35	9/25/2010	7.72	21.18	77	3/25/2014	12.48	12.48	119	9/25/2017	10.90	10.90
36	10/25/2010	8.32	19.27	78	4/25/2014	11.45	11.45	120	10/25/2017	11.27	11.27
37	11/25/2010	8.75	18.82	79	5/25/2014	11.83	11.83
38	12/25/2010	8.45	18.61	80	6/25/2014	11.42	11.42
39	1/25/2011	8.75	18.82	81	7/25/2014	11.81	11.81
40	2/25/2011	8.46	18.59	82	8/25/2014	11.40	11.40
41	3/25/2011	8.56	18.65	83	9/25/2014	11.39	11.39
42	4/25/2011	10.18	19.96	84	10/25/2014	11.77	11.77

(1)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to call.
(2)
Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the Swap Agreement, Interest Rate Cap Agreement and Basis Risk Cap Agreement assuming the bond balance as the denominator.

(3)	Assumes no losses.
Net WAC Rate for the Subordinate Certificates

Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)	Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)	Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)
1	11/25/2007	N/A	N/A	43	5/25/2011	9.81	19.72	85	11/25/2014	10.92	10.92
2	12/25/2007	8.47	10.36	44	6/25/2011	9.57	19.54	86	12/25/2014	11.18	11.18
3	1/25/2008	8.27	10.43	45	7/25/2011	9.80	19.65	87	1/25/2015	10.89	10.89
4	2/25/2008	8.27	10.43	46	8/25/2011	9.56	19.47	88	2/25/2015	10.88	10.88
5	3/25/2008	8.69	10.28	47	9/25/2011	9.91	19.79	89	3/25/2015	11.75	11.75
6	4/25/2008	8.28	10.44	48	10/25/2011	10.26	20.02	90	4/25/2015	10.85	10.85
7	5/25/2008	8.48	10.36	49	11/25/2011	10.00	19.82	91	5/25/2015	11.10	11.10
8	6/25/2008	8.28	10.44	50	12/25/2011	10.24	19.95	92	6/25/2015	10.81	10.81
9	7/25/2008	8.48	10.36	51	1/25/2012	9.99	19.75	93	7/25/2015	11.07	11.07
10	8/25/2008	8.28	24.45	52	2/25/2012	9.98	19.71	94	8/25/2015	10.78	10.78
11	9/25/2008	8.19	24.31	53	3/25/2012	10.85	20.38	95	9/25/2015	10.77	10.77
12	10/25/2008	8.39	24.29	54	4/25/2012	10.42	20.09	96	10/25/2015	11.03	11.03
13	11/25/2008	8.19	24.22	55	5/25/2012	10.67	20.23	97	11/25/2015	10.74	10.74
14	12/25/2008	8.39	24.20	56	6/25/2012	10.40	20.01	98	12/25/2015	11.00	11.00
15	1/25/2009	8.19	24.13	57	7/25/2012	10.64	20.15	99	1/25/2016	10.71	10.71
16	2/25/2009	8.19	24.08	58	8/25/2012	10.38	19.90	100	2/25/2016	10.69	10.69
17	3/25/2009	8.84	24.15	59	9/25/2012	10.41	19.67	101	3/25/2016	11.24	11.24
18	4/25/2009	8.20	24.00	60	10/25/2012	10.86	18.96	102	4/25/2016	10.66	10.66
19	5/25/2009	8.40	23.98	61	11/25/2012	10.58	10.58	103	5/25/2016	10.92	10.92
20	6/25/2009	8.20	23.90	62	12/25/2012	10.83	10.83	104	6/25/2016	10.63	10.63
21	7/25/2009	8.41	23.86	63	1/25/2013	10.56	10.56	105	7/25/2016	10.89	10.89
22	8/25/2009	8.30	23.23	64	2/25/2013	10.55	10.55	106	8/25/2016	10.60	10.60
23	9/25/2009	8.39	22.60	65	3/25/2013	11.43	11.43	107	9/25/2016	10.58	10.58
24	10/25/2009	8.59	22.52	66	4/25/2013	10.75	10.75	108	10/25/2016	10.84	10.84
25	11/25/2009	8.39	22.32	67	5/25/2013	11.01	11.01	109	11/25/2016	10.55	10.55
26	12/25/2009	8.59	22.25	68	6/25/2013	10.72	10.72	110	12/25/2016	10.81	10.81
27	1/25/2010	8.39	22.10	69	7/25/2013	10.98	10.98	111	1/25/2017	10.52	10.52
28	2/25/2010	8.47	22.15	70	8/25/2013	10.71	10.71	112	2/25/2017	10.51	10.51
29	3/25/2010	9.22	22.42	71	9/25/2013	10.73	10.73	113	3/25/2017	11.36	11.36
30	4/25/2010	8.55	22.17	72	10/25/2013	11.17	11.17	114	4/25/2017	10.48	10.48
31	5/25/2010	8.51	21.96	73	11/25/2013	10.88	10.88	115	5/25/2017	10.73	10.73
32	6/25/2010	8.31	21.86	74	12/25/2013	11.14	11.14	116	6/25/2017	10.45	10.45
33	7/25/2010	8.52	21.89	75	1/25/2014	10.85	10.85	117	7/25/2017	10.70	10.70
34	8/25/2010	8.40	21.86	76	2/25/2014	10.85	10.85	118	8/25/2017	10.42	10.42
35	9/25/2010	8.85	19.81	77	3/25/2014	11.75	11.75	119	9/25/2017	10.40	10.40
36	10/25/2010	9.19	19.26	78	4/25/2014	11.03	11.03	120	10/25/2017	10.66	10.66
37	11/25/2010	8.97	19.13	79	5/25/2014	11.29	11.29
38	12/25/2010	9.18	19.25	80	6/25/2014	11.00	11.00
39	1/25/2011	8.96	19.09	81	7/25/2014	11.26	11.26
40	2/25/2011	9.04	19.13	82	8/25/2014	10.97	10.97
41	3/25/2011	10.22	20.01	83	9/25/2014	10.95	10.95
42	4/25/2011	9.58	19.61	84	10/25/2014	11.21	11.21

(4)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to call.
(5)
Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the Swap Agreement, Interest Rate Cap Agreement and Basis Risk Cap Agreement assuming the bond balance as the denominator.

(6)	Assumes no losses.

Weighted Average Life Tables

Class II-A1 To Call

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	1.26	1.12	1.00	0.88	0.78
MDUR (yr)	1.17	1.05	0.94	0.83	0.74
First Prin Pay	1	1	1	1	1
Last Prin Pay	24	23	21	18	16

Class II-A1 To Maturity

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	1.26	1.12	1.00	0.88	0.78
MDUR (yr)	1.17	1.05	0.94	0.83	0.74
First Prin Pay	1	1	1	1	1
Last Prin Pay	24	23	21	18	16

Class II-A2 To Call

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	4.20	3.49	3.00	2.46	2.02
MDUR (yr)	3.52	3.00	2.63	2.20	1.84
First Prin Pay	24	23	21	18	16
Last Prin Pay	113	92	78	63	35

Class II-A2 To Maturity

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	4.20	3.49	3.00	2.46	2.02
MDUR (yr)	3.52	3.00	2.63	2.20	1.84
First Prin Pay	24	23	21	18	16
Last Prin Pay	113	92	78	63	35

Class II-A3 To Call

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	12.60	10.38	8.74	7.17	5.63
MDUR (yr)	8.41	7.37	6.50	5.58	4.55
First Prin Pay	113	92	78	63	35
Last Prin Pay	170	141	119	98	83

Class II-A3 To Maturity

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	14.77	12.20	10.31	8.45	6.68
MDUR (yr)	9.12	8.07	7.19	6.23	5.14
First Prin Pay	113	92	78	63	35
Last Prin Pay	346	299	259	216	183

Class M-1 To Call

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	9.26	7.64	6.45	5.47	5.18
MDUR (yr)	6.41	5.58	4.91	4.33	4.19
First Prin Pay	55	45	38	42	50
Last Prin Pay	170	141	119	98	83

Class M-1 To Maturity

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	10.31	8.57	7.28	6.18	5.78
MDUR (yr)	6.72	5.91	5.25	4.66	4.5
First Prin Pay	55	45	38	42	50
Last Prin Pay	328	288	253	213	182

Class M-2 To Call

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	9.26	7.64	6.45	5.41	4.97
MDUR (yr)	6.25	5.46	4.82	4.22	3.98
First Prin Pay	54	45	38	41	47
Last Prin Pay	170	141	119	98	83

Class M-2 To Maturity

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	10.29	8.55	7.26	6.1	5.55
MDUR (yr)	6.54	5.77	5.13	4.53	4.27
First Prin Pay	54	45	38	41	47
Last Prin Pay	319	279	242	204	174

Class M-3 To Call

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	9.26	7.64	6.45	5.39	4.84
MDUR (yr)	6.03	5.29	4.69	4.11	3.8
First Prin Pay	54	45	38	40	43
Last Prin Pay	170	141	119	98	83

Class M-3 To Maturity

FRM Prepay Speed ARM Prepay Speed	70% PPC 70% PPC	85% PPC 85% PPC	100% PPC 100% PPC	120% PPC 120% PPC	140% PPC 140% PPC
WAL (yr)	10.27	8.52	7.23	6.05	5.4
MDUR (yr)	6.28	5.57	4.97	4.38	4.06
First Prin Pay	54	45	38	40	43
Last Prin Pay	312	270	234	196	167

Interest Rate Swap Agreement Schedule
Period	Distribution Date	Notional Schedule ($)	Period	Distribution Date	Notional Schedule ($)
1	11/25/07	0.00	32	06/25/10	431,472,418.98
2	12/25/07	0.00	33	07/25/10	420,151,757.64
3	01/25/08	0.00	34	08/25/10	408,295,892.48
4	02/25/08	0.00	35	09/25/10	289,436,499.89
5	03/25/08	0.00	36	10/25/10	248,853,096.27
6	04/25/08	0.00	37	11/25/10	243,445,358.90
7	05/25/08	0.00	38	12/25/10	238,163,507.46
8	06/25/08	0.00	39	01/25/11	233,004,381.31
9	07/25/08	0.00	40	02/25/11	227,964,904.67
10	08/25/08	922,634,201.23	41	03/25/11	223,042,084.23
11	09/25/08	904,321,843.83	42	04/25/11	218,233,006.84
12	10/25/08	886,050,685.83	43	05/25/11	213,534,837.21
13	11/25/08	868,148,842.03	44	06/25/11	208,944,815.75
14	12/25/08	850,608,825.72	45	07/25/11	204,460,256.45
15	01/25/09	833,423,302.54	46	08/25/11	200,078,544.76
16	02/25/09	816,585,087.39	47	09/25/11	195,797,135.64
17	03/25/09	800,087,141.38	48	10/25/11	191,613,551.58
18	04/25/09	783,922,568.83	49	11/25/11	187,525,380.71
19	05/25/09	767,356,252.83	50	12/25/11	183,530,274.97
20	06/25/09	751,324,367.13	51	01/25/12	179,625,948.32
21	07/25/09	733,512,951.68	52	02/25/12	175,810,175.01
22	08/25/09	673,931,155.74	53	03/25/12	172,080,787.92
23	09/25/09	606,200,823.94	54	04/25/12	168,435,676.89
24	10/25/09	571,886,283.79	55	05/25/12	164,872,787.14
25	11/25/09	540,065,423.82	56	06/25/12	161,390,117.76
26	12/25/09	510,773,649.18	57	07/25/12	157,959,296.60
27	01/25/10	491,246,666.97	58	08/25/12	153,310,554.91
28	02/25/10	478,719,974.28	59	09/25/12	144,113,848.71
29	03/25/10	466,532,552.99	60	10/25/12	113,226,084.43
30	04/25/10	454,674,768.09	61	11/25/12	0.00
31	05/25/10	443,137,267.24

Interest Rate Cap Agreement Schedule
Period	Distribution Date	Notional Schedule ($)	Strike Rate (%)	Period	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	11/25/07	0.00	0.000	33	07/25/10	52,365,487.57	4.950
2	12/25/07	0.00	0.000	34	08/25/10	51,995,300.51	4.950
3	01/25/08	0.00	0.000	35	09/25/10	158,963,606.78	4.950
4	02/25/08	0.00	0.000	36	10/25/10	187,992,402.87	4.950
5	03/25/08	0.00	0.000	37	11/25/10	182,164,423.86	4.950
6	04/25/08	0.00	0.000	38	12/25/10	176,516,681.88	4.950
7	05/25/08	0.00	0.000	39	01/25/11	171,043,628.97	4.950
8	06/25/08	0.00	0.000	40	02/25/11	165,739,905.94	4.950
9	07/25/08	0.00	0.000	41	03/25/11	160,600,253.23	4.950
10	08/25/08	0.00	0.000	42	04/25/11	155,622,731.86	4.950
11	09/25/08	115,692.46	4.950	43	05/25/11	150,799,980.84	4.950
12	10/25/08	106,612.38	4.950	44	06/25/11	146,126,327.30	4.950
13	11/25/08	98,244.96	4.950	45	07/25/11	141,597,169.54	4.950
14	12/25/08	90,534.24	4.950	46	08/25/11	137,208,047.74	4.950
15	01/25/09	87,751.03	4.950	47	09/25/11	132,954,642.06	4.950
16	02/25/09	85,053.39	4.950	48	10/25/11	128,832,825.10	4.950
17	03/25/09	82,438.68	4.950	49	11/25/11	124,838,478.54	4.950
18	04/25/09	79,904.35	4.950	50	12/25/11	120,967,657.62	4.950
19	05/25/09	763,053.68	4.950	51	01/25/12	117,216,549.06	4.950
20	06/25/09	1,161,376.45	4.950	52	02/25/12	113,581,457.19	4.950
21	07/25/09	3,465,372.90	4.950	53	03/25/12	110,058,800.22	4.950
22	08/25/09	44,848,586.60	4.950	54	04/25/12	106,645,110.33	4.950
23	09/25/09	79,780,494.57	4.950	55	05/25/12	103,337,019.57	4.950
24	10/25/09	73,545,548.71	4.950	56	06/25/12	100,131,267.44	4.950
25	11/25/09	67,889,111.50	4.950	57	07/25/12	97,051,117.52	4.950
26	12/25/09	64,228,091.80	4.950	58	08/25/12	95,361,312.96	4.950
27	01/25/10	62,237,517.57	4.950	59	09/25/12	98,387,155.20	4.950
28	02/25/10	60,308,553.78	4.950	60	10/25/12	123,267,049.10	4.950
29	03/25/10	58,440,083.94	4.950	61	11/25/12	0.00	0.000
30	04/25/10	56,630,430.40	4.950
31	05/25/10	54,876,693.14	4.950
32	06/25/10	53,615,704.47	4.950

Basis Risk Cap Agreement Schedule
Period	Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	0.00	0.00
2	945,683,802.00	8.616440	10.5000
3	939,985,098.00	8.338630	10.5000
4	933,103,372.00	8.338740	10.5000
5	925,045,207.00	8.913920	10.5000
6	915,821,364.00	8.338890	10.5000
7	905,446,821.00	8.616890	10.5000
8	893,942,204.00	8.338940	10.5000
9	881,333,374.00	8.616890	10.5000
10	0.00	0.00	0.00